ASSET PURCHASE AGREEMENT

between

LEGG MASON INVESTMENT COUNSEL, LLC,

LEGG MASON, INC.

and

DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.

Dated as of November 12, 2004

ARTICLE I
CERTAIN DEFINITIONS

1.1

Certain Definitions

1

1.2

Interpretation

9

ARTICLE II
ASSET PURCHASE

2.1

Purchase and Sale of Acquired Assets

10

2.2

Closing and Post-Closing Payments

15

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLER

3.1

Organization and Qualification

16

3.2

Authorization and Validity of Agreement

17

3.3

Consents

17

3.4

No Conflicts

17

3.5

Client Contracts

18

3.6

Business Financial Statements

19

3.7

Compliance

20

3.8

Legal Proceedings

21

3.9

Employees; Employee Benefit Plans

22

3.10

Absence of Certain Changes

23

3.11

Brokers’ and Finders’ Fees

23

3.12

Tax Matters

23

3.13

Agreements, Contracts and Commitments

24

3.14

Ownership of Assets

24

3.15

Exclusivity of Representations

24

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PURCHASER AND GUARANTOR

4.1

Corporate Organization

25

4.2

Authorization and Validity of Agreement

25

4.3

Consents

26

4.4

No Conflicts

26

4.5

Agreements with Governmental Entities and Regulatory Agencies

26

4.6

Legal Proceedings

27

4.7

Investment Advisory Activities

27

i

(continued)

4.8

Financing

27

4.9

Brokers’ and Finders’ Fees

27

4.10

Acknowledgement of Limitations of Warranties

27

ARTICLE V
COVENANTS OF THE PARTIES

5.1

Activity in the Ordinary Course

28

5.2

Access and Confidentiality

29

5.3

Regulatory Matters

29

5.4

Consents

30

5.5

Post-Closing Receipts; No Further Fees to Clients

31

5.6

Employees; Employee Benefits

31

5.7

Non-solicitation of Employees

34

5.8

Non-solicitation of Clients

34

5.9

Prohibition on Solicitation of Other Acquisition Offers

35

5.10

Further Assurances

35

5.11

Notification of Certain Matters

35

5.12

Financial Reports

36

5.13

Public Announcements

36

5.14

Form ADV

36

5.15

DB Services

36

5.16

Access to Account Documentation

36

5.17

Tax Matters

37

5.18

Bulk Sales

38

5.19

Maintenance of Business

38

5.20

Seller’s Payment of Retention Payments

38

5.21

Key Man Life Insurance

38

5.22

Appointment of Expert

38

5.23

Adviser Files

38

ARTICLE VI
CONDITIONS TO CLOSING

6.1

Conditions to Obligations of Purchaser

39

6.2

Conditions to Obligations of Seller

40

(continued)

ARTICLE VII
TERMINATION

7.1

Termination

42

7.2

Effect of Termination

42

ARTICLE VIII
GUARANTEE

8.1

Guarantee

43

8.2

Miscellaneous

44

ARTICLE IX
INDEMNIFICATION

9.1

Indemnification

44

ARTICLE X
MISCELLANEOUS

10.1

Assignment

48

10.2

Binding Effect

48

10.3

Notices

48

10.4

Incorporation

49

10.5

Governing Law

49

10.6

Consent to Jurisdiction

49

10.7

Waiver of Jury Trial

49

10.8

Entire Agreement; Amendment

50

10.9

Counterparts

50

10.10

Waiver

50

10.11

Expenses

50

10.12

Third Party Beneficiaries

50

10.13

Severability

50

10.14

Specific Performance

50

10.15

Good Faith

51

(continued)

EXHIBITS

Exhibit A

Form of Commingled Trust Letter

Exhibit B

Form of Custody Fee Letter

Exhibit C

Form of Subadvisory Agreement

Exhibit D

Form of Transitional Services Agreement

Exhibit E

Form of Notice and Consent to Clients

Exhibit F

Form of Notice and Consent to Intermediaries

SCHEDULES

Schedule 1.1(a)

Employees

Schedule 1.1(b)

Intermediary Contracts

Schedule 1.1(c)

Investment Advisers

Schedule 1.1(d)

Purchaser RRR

Schedule 2.1(f)

Purchase Price Allocation

Schedule 5.21

Insurance Premium Standard Rates

SELLER DISCLOSURE SCHEDULE

Section 3.3

Seller Approvals

Section 3.5(a)

Clients and Investment Accounts

Section 3.5(c)

Client Contract Payment Delinquencies

Section 3.5(d)

ERISA Clients

Section 3.5(e)

Notices from Clients

Section 3.5(f)

Terminations or Reductions in Services by Clients

Section 3.5(i)

Registrations

Section 3.7(e)

Broker-Dealer Eligibility

Section 3.8

Litigation

Section 3.9

Employees; Employee Benefit Plans

Section 3.10

Certain Changes

PURCHASER DISCLOSURE SCHEDULE

Section 4.3

Purchaser Approvals

Section 4.7

Investigations

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”), dated as of November 12, 2004, is between Legg Mason Investment Counsel, LLC, a Maryland limited liability company (“Purchaser”), Legg Mason, Inc., a Maryland corporation, as guarantor (“Guarantor”), and Deutsche Investment Management Americas Inc., a Delaware corporation (“Seller”).

RECITALS

WHEREAS, Seller owns and operates a private client investment management business known as Scudder Private Investment Counsel through several offices located in the United States of America;

WHEREAS, the Chicago, Cincinnati, New York and Philadelphia offices of Scudder Private Investment Counsel provide investment management and advisory services to the Clients (as defined below) (the business of providing such services to the Clients by the Investment Advisers (as defined below) in such offices, as conducted by Seller, the “Business”);

WHEREAS, Purchaser desires to purchase and operate, and Seller desires to sell, the Business;

WHEREAS, the Acquired Assets (as defined below) are used by Seller in connection with the operation of the Business; and

WHEREAS, each of Purchaser and Seller has determined to enter into this Agreement pursuant to which Purchaser has agreed to purchase from Seller, and Seller has agreed to sell to Purchaser, the Acquired Assets, on the terms and subject to the conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

1.1

Certain Definitions.  As used in this Agreement, the terms below shall have the meanings specified below.

“Acceptance Notice” shall have the meaning specified in Section 2.1(e)(ii).

“Acquired Assets” shall have the meaning specified in Section 2.1(a).

“Acquisition Proposal” shall have the meaning specified in Section 5.9.

“Adviser Files” means (a) the socially responsible investing database, (b) the documentation that describes the current formulas and factors for the Growth Value Momentum models and Growth Value Profitability models, (c) the document selected by Seller that describes the Scudder PIC Product Description Document (i.e., the approach for managing a large cap equity offering), and (d) the statistical formulas created by Seller’s employees and the Transferred Employees on or prior to the Closing Date to which Transferred Employees have had access prior to the Closing Date and that are necessary for the conduct of the Business, which statistical formulas are contained in Excel and Factset spreadsheets stored on personal computers used by Transferred Employees immediately prior to the Closing Date, in each case as existing as of the Closing.

“Affiliate” of any Person means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person.  For purposes of this definition, “control” (including, with correlative meaning, the terms “controlling” and “controlled”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” shall have the meaning specified in the preamble to this Agreement.

“Ancillary Agreements” shall mean the Subadvisory Agreement, the Transitional Services Agreement, the Real Estate License Agreements, and the Custody Fee Letter.

“Applicable Laws” shall have the meaning specified in Section 3.4.

“Approvals” shall have the meaning specified in Section 3.3.

“Assumed Liabilities” shall have the meaning specified in Section 2.1(c).

“Base Revenue Run Rate” shall have the meaning specified in Section 2.1(e)(i)(A).

“bps” means basis points, i.e. one hundredth of a percentage point.

“Business” shall have the meaning specified in the Recitals hereto.

“Business Day” means a day other than a Saturday, Sunday, or a legal holiday in New York, New York on which banking institutions are permitted or required by law, executive order or decree to remain closed.

“Client” means a client that receives investment management or advisory services from Seller through the Business as of the date hereof, unless another date is specified in the applicable provision, and for the purposes of the definition of “Purchaser RRR” and “Purchaser Revenue Run Rate,” any client whose investment management agreement was acquired by Purchaser pursuant to Section 2.1(a)(iii).

“Client Consent” means a Written Client Consent or an Implied Client Consent; provided, however, a Client shall be deemed to have not given its consent if such Client (i) is a Client pursuant to an Intermediary Contract and the Intermediary party to such Intermediary

Contract does not deliver an Intermediary Consent (as provided in Section 5.4(a)); or (ii) has given oral or written notice to Seller of its intent to terminate, or oral or written notice of its refusal to the assignment of, any or all of its Client Contracts (and in such case, shall be deemed to have not given its consent only with respect to those Client Contracts as to which such notice has been given).

“Client Contract” means each agreement pursuant to which Seller provides investment advisory or investment management services to a Client (other than a client of an Intermediary, which client is not party to a separate investment management agreement with Seller).

“Closing” shall have the meaning specified in Section 2.2(a).

“Closing Date” shall have the meaning specified in Section 2.2(a).

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Commingled Trust Letter” means the letter, substantially in the form attached hereto as Exhibit A, between Seller and Purchaser, relating to the payment of fees in connection with commingled trust investments.

“Confidentiality Agreement” means the Confidentiality Agreement, dated March 29, 2004, between Purchaser and Putnam Lovell NBF Securities Inc., relating to information provided by or on behalf of Seller, as amended or supplemented.

“Custody Fee Letter” means the fee letter, substantially in the form attached hereto as Exhibit B, between Deutsche Bank Trust Company America and Purchaser, related to the payment of fees for the provision of custody services by Deutsche Bank Trust Company America to the Business following the Closing Date.

“DB Services” means services provided to the Business by Seller and/or its Affiliates, including accounting, intellectual technology, investment research, insurance, legal and risk management.

“Dispute Notice” shall have the meaning specified in Section 2.1(e)(ii).

“Earnout Accrued Interest” shall have the meaning specified in Section 5.17(c).

“Earnout Notice” shall have the meaning specified in Section 2.1(e)(ii).

“Earnout Payment” shall have the meaning specified in Section 2.1(e)(i).

“Earnout Principal” shall have the meaning specified in Section 5.17(c).

“Earnout Reduction” shall have the meaning specified in Section 2.1(e)(i)(B).

“Employee” means each employee of Seller as of the date hereof employed primarily in connection with the Business, as set forth on Schedule 1.1(a).

“Employee Benefit Plans” shall have the meaning specified in Section 3.9(e).

“Employment Agreement” means each of the Employment Agreements, dated as of the date hereof and effective as the Closing Date, between Purchaser and each of the Investment Advisers.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Assets” shall have the meaning specified in Section 2.1(b).

“Expert” shall have the meaning specified in Section 2.1(e)(iv).

“Fee Rate” means the effective fee rate used in the billing for an investment advisory client’s account with Seller or Purchaser, as applicable, immediately preceding the relevant measurement date.

“Financial Statements” shall have the meaning specified in Section 3.6.

“Form ADV” shall have the meaning specified in Section 3.7(c).

“GAAP” means U.S. generally accepted accounting principles as in effect at the relevant time or for the relevant period applied on a consistent basis during the period involved.

“Governmental Entity” means any federal, state, local or foreign court, arbitrator, alternative dispute resolution body, government or political subdivision or department thereof, or any governmental, administrative or regulatory body, commission, board, bureau, agency or instrumentality.

“Guaranteed Obligations” shall have the meaning specified in Section 8.1(a).

“Guarantor” shall have the meaning specified in the preamble to this Agreement.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“HSR Filing” means all filings required under the HSR Act in connection with this Agreement and the consummation of the transactions contemplated herein.

“Implied Client Consent” shall have the meaning specified in Section 5.4(a).

“Indemnitee” shall have the meaning specified in Section 9.1(f)(ii).

“Indemnitor” shall have the meaning specified in Section 9.1(f)(ii).

“Intermediary” means a third-party financial adviser, including any sponsor of a Wrap Program, for whom, pursuant to an Intermediary Contract, Seller has agreed to provide certain services as indicated on Schedule 1.1(b).

“Insurance Policies” shall have the meaning specified in Section 5.21.

“Intermediary Consent” shall have the meaning specified in Section 5.4(a).

“Intermediary Contract” means each of the agreements, including any agreements related to a Wrap Program, set forth on Schedule 1.1(b).

“Investment Account” means the investment management or investment advisory account or accounts established by a Client or Intermediary, as applicable, with the Business pursuant to the provisions of the applicable Client Contract, Intermediary Contract, or other investment management agreement with the Intermediary to which the Client is a party.

“Investment Adviser” means each Person acting as an investment adviser in connection with the Business as of the date hereof, as set forth on Schedule 1.1(c).

“Investment Advisers Act” means the United States Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder.

“Investment Company Act” means the United States Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

“IRS” means the Internal Revenue Service.

“Knowledge” and the phrase “to the Knowledge” shall mean such facts and information which as of the date of determination are actually known to any of the following persons, including such knowledge as a reasonable person performing his or her respective duties would be reasonably expected to possess:  Gloria Nelund, Andrew Gallivan, Benjamin Pace, Richard Byrnes, Kurt Miscinski, Douglas Nardi, Ronald Bates, Paul Benziger, Judith Rom, Michael Lowengrub, Charles King and, for the purposes of Section 3.12, Raymond Burkhard.

“Law” means any law, treaty, statute, common law, ordinance, code, rule, regulation, judgment, decree, order, writ, award, injunction or determination of any Governmental Entity.

“Lien” means any mortgage, pledge, lien, security interest, claim, voting agreement (including any conditional sale agreement, title retention agreement, restriction or option having substantially the same economic effect as the foregoing) or encumbrance of any kind whatsoever.

“Litigation” shall have the meaning specified in Section 3.8.

“Losses” shall have the meaning specified in Section 9.1(a).

“Material Adverse Effect” means any change, event, violation, inaccuracy, circumstance or effect that, together with all other changes, events, violations, inaccuracies, circumstances and effects that occurred before the date of determination,

(a)

with respect to the Business, (i) is material and adverse to the financial condition, assets, business or results of operations of the Business or (ii) would prevent or materially impair the ability of Seller to perform its obligations under this Agreement or the Ancillary Agreements or to consummate the transactions contemplated hereby and thereby; and

(b)

with respect to Purchaser or Guarantor, would prevent or materially impair the ability of Purchaser or Guarantor respectively to perform their respective obligations under this Agreement or the Ancillary Agreements or to consummate the transactions contemplated hereby and thereby;

provided, however, that Material Adverse Effect shall be deemed not to include the effect or impact of (i) changes in Laws or interpretations thereof by Regulatory Agencies that affect the Business, (ii) changes in GAAP or regulatory accounting requirements applicable to investment advisers generally or businesses like the Business generally, (iii) this Agreement, the Ancillary Agreements, the transactions contemplated hereby or thereby or the announcement thereof, (iv) actions or omissions of a party to this Agreement or any Subsidiary thereof taken with the prior written consent of Seller, in case of actions by Purchaser or its Subsidiaries, or taken with the prior written consent of Purchaser, in case of actions taken by Seller or any of its Subsidiaries, (v) changes in assets under management by Seller as part of the Business or other events and circumstances, in each case resulting from changes in prevailing interest rates, currency exchange rates or general economic conditions, or the occurrence of other events or developments affecting the banking and securities industry (including the investment management industry) or securities markets generally, provided, that a 25% or greater decline for any reason or reasons in the total assets under management in all Investment Accounts on the date that is three Business Days prior to the Closing Date measured against the total assets under management in all Investment Accounts on the date hereof shall be deemed to be a Material Adverse Effect, and (vi) the commencement or continuation of a war, armed hostilities, acts of terrorism or any other international or national calamity involving the United States, whether domestically or abroad, unless the effect or impact of the events described under clauses (i), (ii) or (vi) adversely affects the Business in a manner materially disproportionate to its effect upon other enterprises within the asset management industry.

“OFAC” shall have the meaning specified in Section 3.7(f).

“Order” shall have the meaning specified in Section 3.8.

“Permits” shall have the meaning specified in Section 3.7(b).

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated organization or any government or agency or political subdivision thereof.

“Post-Closing Contracts” shall have the meaning specified in Section 2.1(a).

“Prepaid Fees” means fees of the Business paid in respect of the Client Contracts and Intermediary Contracts and collected by Seller in advance of services rendered.

“Prohibited Persons” shall have the meaning specified in Section 3.7(f).

“Purchase Price” shall have the meaning specified in Section 2.1(d).

“Purchase Price Allocation” shall have the meaning specified in Section 2.1(f).

“Purchaser” shall have the meaning specified in the preamble to this Agreement.

“Purchaser Approvals” shall have the meaning specified in Section 4.3.

“Purchaser Disclosure Schedules” shall have the meaning specified in Article IV.

“Purchaser FSAs” shall have the meaning specified in Section 5.6(c).

“Purchaser/Guarantor Bring Down Certificate” shall have the meaning specified in Section 6.2(c).

“Purchaser Indemnified Parties” shall have the meaning specified in Section 9.1(a).

“Purchaser Revenue Run Rate” means the aggregate amount of Purchaser RRR’s for all Clients and clients specified in the determination of Purchaser RRR, as calculated in accordance with Schedule 1.1(d) hereto.

“Real Estate License Agreements” means the agreements, substantially in the form attached to the Transitional Services Agreement, related to the provision of certain premises by Seller or its Affiliates to Purchaser following the Closing Date.

“Receiving Party” shall have the meaning specified in Section 5.2(c).

“Regulatory Agency” means any Governmental Entity and any SRO.

“Regulatory Documents” means all material forms, reports, registration statements, schedules and other documents, together with any amendments required to be made with respect thereto, which are filed or required to be filed by Seller with any Regulatory Agency.

“Representatives” shall have the meaning specified in Section 5.2(a).

“Resolution Period” shall have the meaning specified in Section 2.1(e)(iii).

“Retained Liabilities” shall have the meaning specified in Section 2.1(c).

“Review Period” shall have the meaning specified in Section 2.1(e)(ii).

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Seller” shall have the meaning specified in the preamble to this Agreement.

“Seller 401(k) Plan” shall have the meaning specified in Section 5.6(b).

“Seller Approvals” shall have the meaning specified in Section 3.3.

“Seller Bring Down Certificate” shall have the meaning specified in Section 6.1(c).

“Seller DB Plan” shall have the meaning specified in Section 5.6(b).

“Seller Disclosure Schedules” shall have the meaning specified in Article III.

“Seller FSAs” shall have the meaning specified in Section 5.6(c).

“Seller Indemnified Parties” shall have the meaning specified in Section 9.1(b).

“Seller Revenue Run Rate” means, for a given Client, the sum of: (a) the total assets under management (including commingled trusts, but excluding assets held in mutual funds managed by Seller or any of its Affiliates) as of the measurement date in such Client’s Investment Account, multiplied by the Fee Rate as of the measurement date for each asset in such Investment Account, which product is stated as a dollar value; plus (b) the total assets under management as of the measurement date in such Client’s Investment Account held in mutual funds (other than money-market or cash equivalent mutual funds) managed by Seller or any of its Affiliates, multiplied by 50 bps, which product is stated as a dollar value; plus (c) the total assets under management as of the measurement date in such Client’s Investment Account held in money-market and cash equivalent mutual funds managed by Seller or any of its Affiliates, multiplied by 15 bps, which product is stated as a dollar value.

“SFPG” shall have the meaning specified in Section 3.7(f).

“SRO” means any domestic industry self-regulatory organization of which the relevant Person is a part or to which it is subject.

“Standard Premiums” shall have the meaning specified in Section 5.21.

“Subadvisory Agreement” means the agreement, substantially in the form attached hereto as Exhibit C, between Seller and Purchaser, related to the provision of subadvisory services by Seller to the Business following the Closing Date.

“Subsidiary” means, with respect to any Person, any other Person with respect to which it owns, directly or indirectly, a majority of the outstanding voting equity securities of such other Person.

“Tax” (and, with correlative meaning, “Taxes”) means all U.S. federal, state, local, provincial, foreign or other taxes, customs, tariffs, imposts, levies, duties, government fees or other like assessments or charges of any kind, including all income, franchise, sales, use, ad valorem, transfer, license, recording, employment (including federal and state income tax withholding, backup withholding, FICA, FUTA or other payroll taxes), environmental, excise, severance, stamp, occupation, premium, prohibited transaction, property, value-added, net worth, or any other taxes and any interest, penalties and additions imposed with respect to such amounts.

“Tax Return” means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules or supporting information), including any information return, claim for refund, amended return or declaration of estimated Tax and any affiliated, consolidated, combined, unitary or similar return.

“Test Date” means December 31, 2005.

“Test Date Revenue Run Rate” shall have the meaning specified in Section 2.1(e)(i).

“Transfer Date” shall have the meaning specified in Section 2.1(a).

“Transfer Taxes” shall have the meaning specified in Section 5.17(d).

“Transferred Employees” shall have the meaning specified in Section 5.6(a).

“Transitional Services Agreement” means the agreement, substantially in the form attached hereto as Exhibit D, between Seller and Purchaser, related to the provision of services by Seller to the Business following the Closing Date.

“WARN” shall have the meaning specified in Section 5.6(e).

“Workers’ Compensation Claim” shall have the meaning specified in Section 5.6(d).

“Wrap Programs” mean the wrap fee programs established and serviced by certain wrap sponsors pursuant to which Seller acts as the investment adviser for certain individual accounts managed in accordance with certain specified investment objectives, policies and restrictions.

“Written Client Consent” shall have the meaning specified in Section 5.4(a).

1.2

Interpretation.  When a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference shall be to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.  The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  Unless the context otherwise requires, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine genders of such term.  Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.  Any agreement referred to herein shall include reference to all exhibits, schedules and other documents or agreements attached thereto.

ARTICLE II

ASSET PURCHASE

2.1

Purchase and Sale of Acquired Assets.

(a)

Purchase and Sale.  Upon the terms and subject to the conditions set forth in this Agreement, and in reliance upon the representations and warranties hereinafter set forth, at the Closing, Seller shall sell, convey, transfer, assign and deliver to Purchaser free and clear of all Liens, and Purchaser shall purchase and accept from Seller, all of Seller’s right, title and interest in and to the following assets, to the extent existing as of the Closing (collectively, the “Acquired Assets”):

(i)

subject to receipt of a related Client Consent, each Client Contract;

(ii)

subject to the receipt of a related Intermediary Consent, each Intermediary Contract;

(iii)

subject to the consent of the applicable client, each agreement pursuant to which Seller provides investment advisory or investment management services to a client of the Business, which agreement was entered into by such investment advisory client following the date hereof and prior to the Closing; and

(iv)

copies of Seller’s books, records, papers and instruments in the possession or control of Seller or any of its Affiliates of whatever nature and wherever located, to the extent (1) pertaining to the five-year period immediately prior to the Closing Date, and (2) related to the Business; provided, however, if any books and records that would otherwise constitute Acquired Assets contain material information about either (A) a business other than the Business, or (B) any assets, properties and rights other than the Acquired Assets, such books and records shall not constitute Acquired Assets and Seller shall retain books and records and provide to Purchaser as soon as reasonably practicable following Closing a copy of the portions of such books and records related to the Business or the Acquired Assets; provided, further, that at the Closing, a copy of the portions of such books and records related to the Business or the Acquired Assets that are necessary to manage the Investment Accounts shall be provided to Purchaser.

Until the one year anniversary following the Closing Date, on each of the dates that are 90, 180, 270 and 360 days (or, if not a Business Day, the next succeeding Business Day) following the Closing Date (each such date, a “Transfer Date”), Seller shall sell, convey, transfer, assign and deliver to Purchaser free and clear of all Liens, and Purchaser shall purchase and accept from Seller, without payment or delivery of any additional consideration by Purchaser in respect thereof, each other Client Contract for which Client Consent has been received on or prior to the applicable Transfer Date, and Seller’s books, records, papers and instruments to the extent specified in Section 2.1(a)(iii) relating thereto.  Each such Client Contract transferred after the Closing is referred to in this Agreement as a “Post-Closing Contract”.

(b)

Excluded Assets.  Seller shall retain, and the Acquired Assets shall specifically not include, any assets not set forth in Section 2.1(a), including the following assets and other rights of Seller (the “Excluded Assets”):

(i)

any intellectual property used by the Business or by Seller or by any of its Affiliates in connection with the Business or otherwise, including the “Scudder” and “Deutsche Bank” brand names or any derivatives thereof;

(ii)

the historical investment track record of Seller or the Business;

(iii)

any proprietary quantitative investment models of Seller or the Business, whether or not currently used in connection with the Business;

(iv)

all cash and cash equivalents;

(v)

all accounts receivable of the Business;

(vi)

any intercompany agreements;

(vii)

all policies of insurance of Seller or its Affiliates;

(viii)

all bank accounts and lock boxes;

(ix)

all investment management agreements other than the Client Contracts or Intermediary Contracts;

(x)

each Client Contract for which a Client Consent is not received by the final Transfer Date;

(xi)

each Intermediary Contract for which an Intermediary Consent is not received by the final Transfer Date;

(xii)

all Tax Returns and related workpapers, except for the IRS Forms provided by Clients; and

(xiii)

any assets relating to Taxes.

(c)

Liabilities.  Effective as of the Closing Date, Purchaser assumes and agrees to pay, discharge or perform, as appropriate, the liabilities and obligations of Seller in respect of the Acquired Assets arising after the Closing Date (or, in the case of Post-Closing Contracts, the applicable Transfer Date), including under the Client Contracts for which Client Consent has been obtained and the Intermediary Contracts for which Intermediary Consent has been obtained (collectively, the “Assumed Liabilities”).  Except to the extent expressly provided in the prior sentence, Purchaser will not assume, in connection with the transactions contemplated by this Agreement, any liability or obligation of Seller of every kind, nature, character and description (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, whether accrued or unaccrued, whether due or to become due, and whether claims with respect thereto are asserted before or after the Closing) of Seller (collectively, the “Retained Liabilities”), and Seller will retain responsibility for and shall pay, discharge or perform, as appropriate, all liabilities and obligations arising prior to or on the Closing Date (or, in the case of Post-Closing Contracts, the applicable Transfer Date) and all liabilities and obligations arising from Seller’s operations (with respect to the Business or otherwise) prior to or on the Closing

Date (or, in the case of Post-Closing Contracts, the applicable Transfer Date), including the Retained Liabilities.  The Retained Liabilities shall include the following:

(i)

all liabilities and obligations whenever arising relating to any of the Excluded Assets;

(ii)

all liabilities and obligations of Seller for any indebtedness;

(iii)

all liabilities and obligations of Seller, if any, to pay to any retired, former or current employee, independent contractor, partner or director of Seller, compensation and benefits, vacation time and personal time, and premiums or benefits under any Employee Benefit Plan (excluding severance, termination pay, redundancy pay, pay in lieu of notice or similar pay) accrued or arising as of the Closing Date with respect to such employees, independent contractors, partners or directors of Seller;

(iv)

all liabilities and obligations of Seller, if any, to pay severance, termination pay, redundancy pay or pay in lieu of notice to any current or former employee, independent contractor, partner or director of Seller whose employment is terminated in connection with the consummation of the transactions contemplated by this Agreement and all liabilities resulting from the termination of employment of any current or former employee, independent contractor, partner or director of seller on or prior to the Closing Date;

(v)

all liabilities and obligations of Seller arising out of events, conduct or conditions existing or occurring on or prior to the Closing Date that constitute a violation of or noncompliance with any Law, any Order or any Permit;

(vi)

all liabilities and obligations of Seller whenever arising under any agreements, contracts, leases or licenses that do not form part of the Acquired Assets;

(vii)

all liabilities of Seller arising out of any claim, suit, action, arbitration, proceeding, investigation or other similar matter which relates to the ownership of the Acquired Assets or the operation of Seller on or prior to the Closing Date, including any obligations or liabilities arising out of the matters disclosed in Section 3.8 of Seller Disclosure Schedule, regardless of whether any such claim, suit, action, arbitration, proceeding, investigation or other similar matter was commenced before, on or after the Closing Date, and any litigation related thereto or arising out of the subject matter thereof;

(viii)

all liabilities and obligations of Seller under this Agreement and the Ancillary Agreements;

(ix)

all liabilities and obligations of Seller to any investment banker or merchant bankers incurred on or prior to the Closing Date and all liabilities and obligations of Seller for costs and expenses incurred in connection with this Agreement or the consummation of the transactions contemplated hereby or thereby, except as provided in this Agreement or the Ancillary Agreements;

(x)

except as otherwise provided in Section 5.17, all liabilities and obligations of Seller for Taxes;

(xi)

all intercompany liabilities of Seller and its Affiliates;

(xii)

all liabilities and obligations for indemnification, liquidated damages or other penalties in any contract or agreement to the extent that such liabilities and obligations result from the failure of Seller to perform under or breach of any such contract or agreement prior to the Closing;

(xiii)

all liabilities and obligations to indemnify any person or entity by reason of the fact that such person or entity, prior to the Closing Date, was a director, partner, member, manager, officer, employee, or agent of Seller or was serving at the request of Seller as a partner, member, manager, trustee, director, officer, employee, or agent of another entity (whether such indemnification is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such indemnification is pursuant to any statute, charter document, bylaw, agreement, or otherwise); and

(xiv)

all liabilities and obligations for accounts payable.

(d)

Consideration for Acquired Assets.  The consideration to be paid for the Acquired Assets at Closing shall be $55,000,000 in cash (the “Purchase Price”).  Such consideration shall be paid in the manner and at the time set forth in Section 2.2.

(e)

Earnout.

(i)

In accordance with Section 2.1(e)(ii), (iii) and (iv), as additional consideration, Purchaser will pay to Seller a cash amount of up to $26,300,000, subject to downward adjustment as set forth herein (as adjusted, the “Earnout Payment”).  If the Purchaser Revenue Run Rate on the Test Date (such amount, the “Test Date Revenue Run Rate”) is:

(A)

greater than or equal to $28,900,000 (the “Base Revenue Run Rate”), then Purchaser shall pay Seller an Earnout Payment in the amount of $26,300,000; or

(B)

less than the Base Revenue Run Rate, then Purchaser shall pay Seller an Earnout Payment in an amount equal to (1) $26,300,000, less (2) a dollar amount equal to (I x $1,000,000) (the “Earnout Reduction”), where:

I = an integer, calculated as (BR-TDR)/BR x 100, provided, that this number shall be rounded down to the nearest whole number (so that, for example, 1.14 becomes 1; 1.18 becomes 1; 3.85 becomes 3 and so on);

BR = Base Revenue Run Rate; and

TDR = Test Date Revenue Run Rate.

(ii)

No later than 20 Business Days after the first anniversary of the Closing Date, Purchaser will prepare and deliver to Seller a written notice setting forth the Earnout Payment, specifying in reasonable detail the manner in which the Earnout Payment was calculated, as determined by Purchaser (the “Earnout Notice”).  Seller shall have 20 Business Days from the date of its receipt of the Earnout Notice to review it, together with the work papers used in the preparation thereof in accordance with Section 2.1(e)(v) (the “Review Period”).  At any time within the Review Period, Seller may notify Purchaser in writing of Seller’s acceptance of the Earnout Payment (the “Acceptance Notice”) set forth in the Earnout Notice, in which case Purchaser shall pay, by wire transfer of immediately available funds to an account specified by Seller in the Acceptance Notice, the Earnout Payment set forth in the Earnout Notice within three Business Days of receipt by Purchaser of the Acceptance Notice.  If, within the Review Period, Seller has not given Purchaser notice of Seller’s objection to the Earnout Notice, then the Earnout Payment reflected in the Earnout Notice shall be final and Purchaser shall pay, by wire transfer of immediately available funds to an account specified by Seller at least three Business Days prior thereto, the Earnout Payment set forth in the Earnout Notice within three Business Days after the expiration of the Review Period.  If Seller has given a notice of objection within the Review Period to the Earnout Notice (such notice to include a reasonably detailed statement of the basis of Seller’s objection, which may include an objection that the Earnout Notice does not specify in sufficient detail the calculation of the Earnout Payment) (the “Dispute Notice”), then Purchaser shall pay, by wire transfer of immediately available funds to an account specified by Seller in the Dispute Notice, any amounts not in dispute in respect of the Earnout Payment within three Business Days after the expiration of the Review Period.

(iii)

If Seller gives a Dispute Notice, the parties shall in good faith attempt to resolve, within 15 Business Days (or such longer period as the parties may agree in writing) following such notice (the ”Resolution Period”), their differences with respect to such objections and any resolution by them as to any disputed amounts shall be final, binding and conclusive.  Upon any resolution of the dispute by the parties, Purchaser shall pay within three Business Days after the date of such resolution, by wire transfer of immediately available funds to an account specified by Seller in the Dispute Notice, the Earnout Payment resolved by the parties (other than any amounts not in dispute that Seller had previously been paid in accordance with Section 2.1(e)(ii)).

(iv)

If Seller and Purchaser cannot reach agreement concerning the Earnout Amount during the Resolution Period, then the issues in dispute will be submitted to an independent financial expert agreed upon by the parties hereto prior to the Closing (the “Expert”) for resolution.  If the issues in dispute are submitted to the Expert for resolution, (i) each party will furnish to the Expert such workpapers and other documents and information relating to the disputed issues as the Expert may request and are available to that party (or its independent public accountants), and each party will be afforded the opportunity to present to the Expert any material relating to the determination and to discuss the determination with the Expert; (ii) the determination by the Expert, as set forth in a notice delivered to both parties by the Expert, will be binding and conclusive on the parties; and (iii) Purchaser and Seller will each bear 50% of the fees and expenses of the Expert for such determination.  Upon resolution of the dispute by the Expert, Purchaser shall pay within three Business Days after the date of resolution by the Expert, by wire transfer of immediately available funds to an account specified by Seller in the Dispute Notice, (1) the Earnout Payment determined by the Expert (other than any amounts not in dispute that Seller had previously been paid in accordance with Section 2.1(e)(ii)), plus (2) if the date of payment for the amount specified in clause (1) occurs more than 14 months following the Closing Date, interest on such amount computed from and including the date that is 14 months following the Closing Date to but excluding the payment date at a rate equal to the rate of six-month U.S. treasury bills as of the date of the Earnout Notice.

(v)

Subject to the confidentiality provisions in Section 5.2(c), after the Earnout Notice has been delivered pursuant to Section 2.1(e)(ii), and during the Review Period, the Resolution Period, and any other period of review or dispute within the contemplation of this Section 2.1(e), the parties shall (A) provide each other upon reasonable advance request with full access for review and copying by the other party, its agents and representatives at all reasonable times, and in a manner so as not to interfere unreasonably with the normal business operations of each party, to all relevant books, records (whether in paper or electronic form), work papers, information and employees, and (B) cooperate fully with each other as necessary for the preparation, calculation and review of the Earnout Notice, the Acceptance Notice and the Dispute Notice or for the contemplated resolution of any dispute between the parties relating thereto.

(vi)

Purchaser waives any right of setoff it may have for claims made under Article IX or any Ancillary Agreement or for any other reason whatsoever, and agrees that it shall pay the Earnout Payment when due without setoff of any kind.

(f)

Purchase Price Allocation.  The parties agree that the Purchase Price, the Assumed Liabilities, and the Earnout Payment, if any, shall be allocated to the Acquired Assets according to the method set forth on Schedule 2.1(f).  As soon as practicable after the Closing, but in no event later than the 60th calendar day after the Closing Date, Purchaser shall prepare and deliver to Seller a schedule setting forth the proposed allocation of Purchase Price, the Assumed Liabilities, and the Earnout Payment, if any (the “Purchase Price Allocation”).  If Seller shall have any objections to Purchase Price Allocation, Seller and Purchaser shall endeavor in good faith to resolve the objections.  If Seller and Purchaser cannot otherwise reach agreement concerning the Purchase Price Allocation through good faith negotiations within 30 days of the date of delivery of Purchase Price Allocation Schedule, then the issues in dispute will be submitted to the Expert, for resolution in accordance with procedures identical to those specified in Section 2.1(e).  The parties further agree that any subsequent allocation necessary as a result of an adjustment to the consideration to be paid hereunder shall be made in a manner consistent with the agreed-upon Purchase Price Allocation.  The parties shall timely file all tax reports, returns and claims and other statements, including IRS Form 8594 or any equivalent statements, in a manner consistent with the agreed-upon Purchase Price Allocation and shall not make any inconsistent written statements on any returns or during the course of any IRS or other Tax audit, except to the extent required by a determination as defined in Section 1313(a) of the Code or a comparable provision of state, local or foreign law.  Each party agrees to promptly notify the other if the IRS or any other Governmental Authority proposes a reallocation of such amounts.

2.2

Closing and Post-Closing Payments.

(a)

Closing.  Subject to the satisfaction or, if permissible, waiver of the conditions set forth in Section 6.1 and Section 6.2, the closing of the transactions contemplated by Section 2.1(a) (the “Closing”) shall take place at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 399 Park Avenue, New York, New York 10022, at such time as Purchaser and Seller shall agree on the third Business Day following satisfaction or, if permissible, waiver, of the conditions set forth in Section 6.1 and Section 6.2, or at such other time and place as the parties hereto may otherwise agree in writing (the date on which the Closing occurs, the “Closing Date”).

(b)

Closing Deliveries and Actions.  At the Closing, (i) Seller shall (1) deliver all documents and certificates to be delivered pursuant to Section 6.1, and (2) pay to Purchaser, as reimbursement, an amount equal to the HSR Filing fee paid by Purchaser by wire transfer of immediately available funds to an account designated by Purchaser to Seller no later than three Business Days prior to the Closing Date, (ii) Purchaser shall (1) pay to Seller the Purchase Price by wire transfer of immediately available funds to an account designated by Seller to Purchaser no later than three Business Days prior to the Closing Date, and (2) deliver all documents and certificates to be delivered pursuant to Section 6.2.

(c)

Post-Closing Payment and Deliveries.

(i)

On the 15th Business Day following the Closing Date (or, in respect of the Post-Closing Contracts, the applicable Transfer Date), Seller shall pay to Purchaser the amount of any Prepaid Fees pertaining to any period commencing after the Closing Date (or, in respect of the Post-Closing Contracts, the applicable Transfer Date).  Not later than 10 Business Days after the Closing Date (or, in respect of the Post-Closing Contracts, the applicable Transfer Date), Seller shall notify Purchaser in writing of the amount of such Prepaid Fees.

(ii)

Subject to the terms and conditions of the Transitional Services Agreement and the Subadvisory Agreement, Seller shall deliver to Purchaser at Closing all books, records, papers and instruments forming part of the Acquired Assets pursuant to Section 2.1(a)(iii) other than books, records, papers and instruments not on Seller’s premises, which shall, subject to the terms and conditions of the Transitional Services Agreement and the Subadvisory Agreement, be delivered to Purchaser as promptly as practicable following the Closing Date.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

Except as set forth in the disclosure schedules delivered by Seller to Purchaser in connection with the execution of this Agreement (the “Seller Disclosure Schedules”), Seller represents and warrants to Purchaser that the statements contained in this Article III are true and correct as follows as of the date hereof (or, if otherwise provided with respect to a specific representation or warranty, on such date provided therein).

3.1

Organization and Qualification.  Seller is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on the Business as currently conducted.  Seller is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the Business makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Business.

3.2

Authorization and Validity of Agreement.  Seller has all requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby.  The execution and delivery of this Agreement and the performance by Seller of its obligations under this Agreement and the Ancillary Agreements, and the consummation by Seller of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite corporate action on the part of Seller, and no other corporate proceedings on the part of Seller are necessary to authorize this Agreement and to consummate the transactions contemplated hereby and thereby.  This Agreement has been duly and validly executed and delivered by Seller and (assuming the due authorization, execution and delivery hereof by Purchaser and Guarantor) constitutes and each of the Ancillary Agreements, upon its execution and delivery by Seller, will constitute, a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to limitations imposed by applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting the rights and remedies of creditors generally and to general principles of equity.

3.3

Consents.  Set forth on Section 3.3 of the Seller Disclosure Schedule is a true and complete list of all permits, approvals, qualifications, waivers, filings, consents or waiting periods (“Approvals”) of Regulatory Agencies that are required to be obtained, made or satisfied by Seller for the execution, delivery and performance by Seller of its obligations under this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements (the “Seller Approvals”).

3.4

No Conflicts.  Neither the execution and delivery of this Agreement or the Ancillary Agreements by Seller, the performance by Seller of its obligations hereby or thereby, nor the consummation by Seller of the transactions contemplated hereby or thereby, will (a) conflict with or result in a breach or violation of any of the provisions of the Certificate of Incorporation or By-laws of Seller; (b) subject to the receipt of the consents specified in Section 5.4(a) and the Seller Approvals, conflict with, result in a breach or violation of, result in a default (or an event which, with notice or lapse of time or both, would constitute a default) or loss of a benefit under, or permit the acceleration of any obligation under any provision of any agreement, indenture, Lien, lease or other instrument or restriction of any kind to which Seller is a party or by which any of the Acquired Assets are otherwise bound, or otherwise result in the creation of any Lien on the Acquired Assets; (c) subject to the receipt of the consents specified in Section 5.4(a) and the Seller Approvals, violate any order, writ, injunction, decree, statute, rule, or regulation applicable to, Seller or any of its properties or assets (including the assets that constitute the Acquired Assets) or (d) subject to the receipt of the consents specified in Section 5.4(a) and the Seller Approvals, violate any domestic or foreign, federal or state Law, policy, guideline or other requirement, including those of any Regulatory Agency, in each case applicable to Seller, the Business or the Acquired Assets (collectively, “Applicable Laws”), except, with respect to each of clauses (b), (c) and (d) of this Section 3.4, where the effect of such conflict, breach, violation, default, loss or acceleration has not had and would not reasonably be expected to have, individually or in the aggregate, a material effect on the Business or would not prevent or materially impair the ability of Seller to perform its obligations under this Agreement or the Ancillary Agreements or to consummate the transactions contemplated hereby and thereby.

3.5

Client Contracts.

(a)

Section 3.5(a) of the Seller Disclosure Schedule sets forth a complete and accurate list as of March 31, 2004 and as of September 30, 2004 of: (i) all Clients as of such date; (ii) all related Investment Accounts and related account numbers; (iii) for each such Investment Account, on an account-by-account basis, the aggregate market value of the assets under management, and the Fee Rate, (iv) the aggregate value of the assets under management and the aggregate Seller Revenue Run Rate for all such Investment Accounts, and (v) the name of such Client.

(b)

As of the date hereof and as of the Closing Date, each Client Contract and each Intermediary Contract and any subsequent renewal (i) is a valid and legally binding agreement, enforceable against Seller, and to the Knowledge of Seller, each other party thereto, subject to limitations imposed by applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting the rights and remedies of creditors generally and to general principles of equity, and (ii) is in all material respects in compliance with Applicable Laws.

(c)

Seller is not in material default in the observance or the performance of any material term or obligation to be performed by it under any Client Contract or Intermediary Contract.  Except for the accounts receivable of the Business consisting of the Client payment delinquencies as of September 30, 2004 set forth on Section 3.5(c) of the Seller Disclosure Schedule, to the Knowledge of Seller, no other person is in material default in the observance or the performance of any material term or obligation to be performed by it under any Client Contract or Intermediary Contract.  No Investment Account is in material violation of an investment policy or guideline for which violation Seller is responsible.  There are no agreements by Seller to rebate or reduce fees or expenses or to reimburse any or all fees of, or to reduce or rebate a performance allocation or provide special redemption rights, preferential or “most favored client” treatment for, any Client or Intermediary.  There are no written agreements (other than the Intermediary Contracts) pursuant to which Seller is or may be obligated to pay to any party a finder’s, referral, placement or solicitation fee, compensation or fee with respect to assets of any Client or Intermediary or any other compensation or fee related solely to the Business.  Except as set forth on Schedule 1.1(b), there are no third party financial advisors, including any sponsor of a Wrap Program, for whom Seller has agreed in writing to provide investment advisory services in connection with the provision of investment advisory services, by Seller or such third party, to any Client.

(d)

Based on the information provided to Seller by the Clients, Section 3.5(d) of the Seller Disclosure Schedule sets forth a list of each Client that is an “employee benefit plan” (as such term is defined in Section 3(3) of ERISA), and Seller does not have Knowledge of facts establishing that such information is not accurate.

(e)

Except as set forth on Section 3.5(e) of the Seller Disclosure Schedule, as of the date hereof, Seller has not received any oral or written notice that any Client, Clients or Intermediary (or a person that has discretionary authority over such Person’s assets) are (i) terminating or are planning to terminate their relationship with Seller, (ii) proposing a material reduction in any fee rate under any Client Contract or Intermediary Contract, or (iii) planning to withdraw their assets under management with Seller by more than 20% from the date of notification.

(f)

Set forth on Section 3.5(f) of the Seller Disclosure Schedule is, with respect to each Investment Adviser, a complete and accurate list, identified by account number, of each client or group of clients (as of March 31, 2004) that has terminated its relationship with such Investment Adviser or, as of November 5, 2004, reduced its assets under management with Seller by more than 20% since March 31, 2004, including the maximum amount of assets under management (based on quarter-end balances) of such client or group of clients with Seller in connection with the Business since June 30, 2002.

(g)

Seller has never been responsible for providing in connection with the Investment Accounts, and Seller does not provide in connection with such Investment Accounts, to any Client or Intermediary any advice or services with respect to market timing trading in violation of stated policies and/or guidelines of any investment company registered under the Investment Company Act regarding frequency of trading or late trading of shares of any investment company registered under the Investment Company Act.

(h)

None of the Clients for which Seller acts as investment adviser as of the date hereof is registered under the Investment Company Act.

(i)

Section 3.5(i) of the Seller Disclosure Schedule sets forth, for each Investment Adviser, each jurisdiction in which such Investment Adviser is registered as an investment adviser representative (as such term is defined in Rule 203A-3(a) under the Advisers Act).

(j)

With respect to the Business, neither Seller nor any of the Transferred Employees is required to be registered as a broker or dealer, a commodity trading adviser, a commodity pool operator, a futures commission merchant, an introducing broker, a registered representative or associated person of a broker dealer or an insurance agent with the SEC, the Commodity Futures Trading Commission, the National Futures Association, the National Association of Securities Dealers or the securities or insurance commission of any foreign, federal, state or local jurisdiction or any self-regulatory body.

(k)

The places of business (within the meaning of Rule 203A-3(b) under the Advisers Act) of Seller with respect to the Business are (i) 280 Park Ave., New York, NY 10017, (ii) 1735 Market Street, Philadelphia, PA 19103, (iii) 600 Vine St., Cincinnati, OH 45202, and (iv) 222 South Riverside Plaza, Chicago, IL 60606.

(l)

Neither Seller or, to Sellers’ Knowledge, any Client has requested or obtained or relies upon any exemptive order or no-action relief from any Laws with respect to any Client relationship.  Seller does not have any requests pending for any such orders or relief.

3.6

Business Financial Statements.  Seller has delivered to Purchaser the financial statements of the Business as of and for the annual periods ending December 31, 2002 and 2003, for the three-month period ending on March 31, 2004, and for the nine-month period ending on September 30, 2004 (including the related notes thereto, collectively, the “Financial Statements”).  The Financial Statements have been specially prepared in connection with the transactions contemplated by this Agreement and completely and accurately reflect in all material respects the direct revenues generated, and the direct costs incurred, by the Business as of the dates thereof and for the periods involved, except to the extent described therein (including in the notes related thereto).  The Financial Statements have not been prepared in accordance with GAAP and do not reflect any indirect costs of the Business including costs related to the provision of the DB Services, provided, however, that (a) the revenue and direct expenses of the Business were appropriately and timely recorded in a manner consistent with GAAP, and (b) the results included in the Financial Statements have been or will be incorporated into the financial statements of Seller for the applicable periods, which financial statements of Seller are prepared in accordance with GAAP.

3.7

Compliance.

(a)

Seller is conducting the Business, and since May 1, 2002 has at all times conducted the Business, in a manner that does not result, and has not resulted, in a material violation of any Applicable Law.  Since May 1, 2002, Seller has not received any notice or communication from any Governmental Entity by which the Business was materially affected or that relates to the operation of the Business alleging material non-compliance with any Applicable Law.

(b)

Seller is duly registered as an investment adviser under the Investment Advisers Act and each other jurisdiction in which Seller is required to register in connection with the Business and such registration is in full force and effect.  Seller has all permits, licenses, certificates of authority, orders and approvals of, and have made all filings, applications and registrations with, all Regulatory Agencies (“Permits”) that are necessary for the lawful conduct of the Business as presently conducted by Seller, and all such Permits are in full force and effect and are being complied with in all material respects.

(c)

Seller has delivered to Purchaser true, correct and complete copies of each Uniform Application for Investment Adviser Registration on Form ADV filed since January 1, 2003 by Seller, reflecting all amendments thereto filed with the SEC to the date hereof (each, a “Form ADV”).  The Forms ADV are in material compliance with the applicable requirements of the Investment Advisers Act and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except as to any non-compliance that has not had and would not reasonably be expected to have, individually or in the aggregate, a material effect on the Business.  Seller has, since May 1, 2002, made available to Clients the Form ADV (or portions thereof) as and to the extent required by the Investment Advisers Act.

(d)

Other than periodic examinations conducted in the ordinary course with respect to Seller and the Business, none of the following has occurred since May 1, 2002:  (i) any investigative or disciplinary proceedings by any Regulatory Agency against Seller by which the Business was materially affected or that relates to the operation of the Business; or (ii) the issuance of any consent judgments, decrees, cease and desist or other orders, disqualifications, penalties or special restrictions pursuant to any such investigative or disciplinary proceedings by which the Business was materially affected or that relates to the operation of the Business.

(e)

Seller is not required, in connection with the Business, to be registered as a commodity trading advisor, commodity pool operator, futures commission merchant, introducing broker, insurance agent, or transfer agent under any Laws. Since May 1, 2002, none of Seller or any other person “associated” (as defined under the Investment Advisers Act) with Seller in connection with the Business has been subject to disqualification pursuant to Section 203(e) of the Investment Advisers Act to serve as an investment adviser or as an associated person to a registered investment adviser, or subject to disqualification pursuant to Rule 206(4)-3 under the Investment Advisers Act or the subject of a rebuttable presumption pursuant to Rule 206(4)-4(b) under the Investment Advisers Act.  Purchaser has been provided with a copy of any exemptive order issued by the SEC in respect of any such disqualification.  There is no proceeding or investigation pending or, to the Knowledge of Seller, threatened that would reasonably be expected to become the basis for any such disqualification.  Except as set forth in Section 3.7(e) of the Seller Disclosure Schedule, none of the Investment Advisers is ineligible pursuant to Section 15(b) of the Exchange Act to serve as a broker-dealer or as an associated person to a registered broker-dealer.

(f)

Seller has policies and procedures relating to the Business that prohibit the investment of assets by it by any persons or entities that are acting, directly or indirectly, (i) in contravention of any Applicable Law, including anti-money laundering regulations or conventions, (ii) on behalf of terrorists or terrorist organizations, including those persons or entities that are included on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Treasury Department's Office of Foreign Assets Control (“OFAC”), as such list may be amended from time to time, (iii) for a foreign shell bank (such persons or entities in clauses (i) to (iii) are collectively referred to as “Prohibited Persons”).  Based on Seller’s Knowledge, no Client, and no person or entity controlling, controlled by or under common control with any Client, is a Prohibited Person or a senior foreign political figure, any member of a senior foreign political figure's immediate family or any close associate of a senior foreign political figure (“SFPG”).  Seller has carried out appropriate due diligence to establish the identities of such Clients and, with respect to Clients that are entities, the beneficial owners therein, and to Seller's Knowledge, no such beneficial owners are Prohibited Persons or SFPGs.

(g)

As applicable to the Business, Seller has adopted (i) a written policy regarding insider trading, (ii) a policy regarding the conduct and reporting of personal trading and conflicts of interest by its advisory representatives, (iii) a privacy policy, (iv) a proxy voting policy, and (v) such other policies and procedures required by Rule 206(4)-7 under the Investment Advisers Act, and has designated an appropriate chief compliance officer in accordance therewith.  Such policies comply in all material respects with the requirements of applicable Laws, including Section 204A of the Investment Advisers Act and applicable rules under the Investment Advisers Act.  There have been no material violations or allegations of material violations of the policies of Seller with respect to personal trading or avoiding conflicts of interest related to the Business.

3.8

Legal Proceedings.  Except as set forth on Section 3.8 of the Seller Disclosure Schedule, there is no claim, action, suit, arbitration, proceeding, investigation or review (“Litigation”) related to the Business pending or, to the Knowledge of Seller, threatened against Seller, or any of the Acquired Assets by or before any Governmental Entity.  Other than exemptive orders, there is no injunction, order, judgment, ruling or decree, whether temporary, preliminary or permanent, by or of any Governmental Entity (any of the foregoing, an “Order”)

currently in effect or, to the Knowledge of Seller, proposed to be in effect against Seller applicable to the Business or the Acquired Assets.  Set forth on Section 3.8 of the Seller Disclosure Schedule is an accurate and complete list of all actions, suits, investigations, or proceedings related to the Business since May 1, 2002, to which Seller was a party.  For the avoidance of doubt, this Section 3.8 does not apply to any Tax matter, including any Tax proceeding, as such Tax matters are covered exclusively by Section 3.12.

3.9

Employees; Employee Benefit Plans.

(a)

Section 3.9(a) of the Seller Disclosure Schedule sets forth a complete and accurate list of (i) the name, title, base salary and vacation and paid time off entitlement of each Employee for the current year, and (ii) bonus compensation, if any, for each such Employee for calendar year 2003.

(b)

Seller is not a party to any labor or collective bargaining agreement with respect to the Employees.

(c)

There are no (i) strikes, work stoppages, slowdowns, lockouts or arbitrations or (ii) grievances or other labor disputes pending or, to the Knowledge of Seller, threatened against Seller in connection with the Business which, individually or in the aggregate, would be reasonably expected to have a Material Adverse Effect on the Business.

(d)

Except as set forth in Section 3.9(d) of the Seller Disclosure Schedule, Seller has complied in all material respects with (i) all applicable domestic and foreign laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including any such laws respecting employment discrimination, employee classification, workers’ compensation, family and medical leave, the Immigration Reform and Control Act, and occupational safety and health requirements, and (ii) the terms and conditions of any written employment agreement, in each case as relating to the Business.  Except as set forth in Section 3.9(d) of the Seller Disclosure Schedule, there are no claims, investigations or suits pending, or to Seller’s Knowledge, threatened against the Business with respect to such laws or agreements, either by private individuals or Government Entities, which would reasonably be expected to result, individually or in the aggregate, in a liability of the Business in excess of $100,000.  All Employees are considered at-will.

(e)

Section 3.9(e) of the Seller Disclosure Schedule sets forth a complete and accurate list of all material employee pension, profit sharing, bonus, deferred compensation, incentive compensation, stock option, employment, health, welfare, death benefit, retirement, savings or fringe employee benefit plans, agreements, practices or arrangements, including any “employee benefit plans” as defined in Section 3(3) of ERISA, maintained by Seller, or to which Seller contributes and with respect to which any Employee has any present or future right to benefits (collectively, the “Employee Benefit Plans”).

(f)

Except as set forth in Section 3.9(f) of the Seller Disclosure Schedule, there are no claims (other than routine claims for benefits) or lawsuits involving Employees that have been asserted or instituted against, or to the Seller’s Knowledge relate to, any Employee Benefit Plan, which would reasonably be expected to result, individually or in the aggregate, in a liability of such Employee Benefit Plan in excess of $100,000.

(g)

Except as set forth in Section 3.9(g) of the Seller Disclosure Schedule, the consummation of the transactions contemplated by this Agreement (alone or together with any other event which, standing alone, would not by itself trigger such entitlement or acceleration) shall not (i) entitle any Employee to any benefit under any Employee Benefit Plan; (ii) accelerate the time of payment or vesting, or increase the amount, of any compensation due to any such person under any Employee Benefit Plan; or (iii) entitle any Employee to any bonus or incentive compensation.

(h)

Except as set forth in Section 3.9(h) of the Seller Disclosure Schedule, no Employee is or may become entitled to post-employment life insurance or medical benefits (whether or not insured), other than (a) coverage mandated by Section 4980B of the Code or other applicable law, or (b) coverage provided pursuant to the terms of any Employee Benefit Plan specifically identified as providing such coverage in Section 3.9 of the Seller Disclosure Schedule.

(i)

No “independent contractor” is currently being retained by Seller in connection with its conduct of the Business.

3.10

Absence of Certain Changes.  Except as set forth on Section 3.10 of the Seller Disclosure Schedule, since December 31, 2003, (a) Seller has conducted its management and operations of the Business in the ordinary course of business consistent with past practice; and (b) there has been no event that has had or would reasonably be expected to have a Material Adverse Effect on the Business.

3.11

Brokers’ and Finders’ Fees.  Except for Putnam Lovell NBF Securities, Inc., Seller has not employed any broker, investment banker, finder or other Person or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker, investment banker, merchant banker, finder or other Person has acted, directly or indirectly, for Seller, in connection with this Agreement or the transactions contemplated hereby.

3.12

Tax Matters.

(a)

To the Knowledge of Seller: (i) there are no Liens with respect to Taxes upon any of the Acquired Assets; (ii) no claim for assessment or collection of Taxes is presently being asserted against Seller that relates to the Acquired Assets; and (iii) Seller is not party to any pending action, proceeding, audit or investigation by any Governmental Entity with respect to Taxes that relate to the Acquired Assets, nor is there any such threatened action, proceeding, audit or investigation with respect to Taxes that relate to the Acquired Assets.  All Tax deficiencies assessed or asserted by any Governmental Entity against Seller with respect to the Acquired Assets have been fully settled and paid.

(b)

To the Knowledge of Seller, from April 30, 2002, no claim has been made by any Governmental Entity in a jurisdiction where Seller does not file Tax Returns that the Business is, or the Acquired Assets are, or may be subject to taxation by that jurisdiction.

3.13

Agreements, Contracts and Commitments.  None of the Acquired Assets include an obligation or agreement of Seller or the Business that would survive the Closing and would become an obligation of Purchaser that is, or constitutes:

(a)

any fidelity or surety bond or completion bond;

(b)

any lease of personal or real property from or to third parties;

(c)

any agreement of indemnification or guaranty (other than any such obligation or agreement in a Client Contract or an Intermediary Contract);

(d)

any agreement, contract or commitment relating to capital expenditures or involving future payments;

(e)

an agreement, contract or commitment relating to the disposition or acquisition of assets of the Business outside the ordinary course of business;

(f)

a mortgage, indenture, loan or credit agreement, security agreement or other agreement or instrument relating to the borrowing of money or extension of credit;

(g)

any joint marketing or development agreement or agreement concerning a partnership or joint venture;

(h)

any contract or arrangement with a Governmental Entity (other than any Client that is a Governmental Entity);

(i)

other than the Intermediary Contracts, any contract or arrangement that by its terms specifically purports to restrict the Business’s right, or the right of any Affiliate, to compete with third parties or to provide services to, or solicit, clients, investors, potential clients or potential investors anywhere in the world or restricts the Business from hiring or soliciting any individual for employment or otherwise;

(j)

other than the Intermediary Contracts, any joint venture, partnership or similar contract or agreement relating to the Business; or

(k)

any agreement imposing obligations directly upon or providing rights directly to any employees of Seller engaged in the Business; or

(l)

any amendment, supplement or modification (whether oral or written) in respect of any of the foregoing.

3.14

Ownership of Assets.  Seller is the true and lawful owner, and has good title to, all of the Acquired Assets, free and clear of all Liens, and, except as contemplated by this Agreement, Seller has not conveyed or agreed to convey the Acquired Assets to any Person.

3.15

Exclusivity of Representations.  Except for the representations and warranties contained in Article III of this Agreement or made by Seller in Section 2.1(a) of the Transitional Services Agreement, Section 10(b) of the Subadvisory Agreement, and Section 20(b) of the Real

Estate License Agreements, none of Seller, any of its Affiliates, their respective officers, directors, employees, agents, representatives, or any other Person, has made, makes or shall be deemed to have made or to make any representation or warranty to Purchaser or Guarantor, express or implied, at law or in equity, on behalf of Seller or any of its Affiliates, regarding Seller, the Business, the Acquired Assets, or the transactions contemplated hereby, by the Ancillary Agreements or otherwise.  Except for the representations and warranties contained in Article III of this Agreement or made by Seller in Section 2.1(a) of the Transitional Services Agreement, Section 10(b) of the Subadvisory Agreement, and Section 20(b) of the Real Estate License Agreements, Seller hereby disclaims, and neither Purchaser nor Guarantor may rely on, any such representation or warranty whether by Seller, any of its Affiliates, any of their officers, directors, employees, agents, representatives or any other Person, notwithstanding the delivery or disclosure (whether in writing or orally) to Purchaser, Guarantor or any of their respective officers, directors, employees, agents or representatives or any other Person of any information, documents or material, including any projections, estimates, budgets or client files by Seller, any of its Affiliates, any of their respective officers, directors, employees, agents, representatives or any other Person.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PURCHASER AND GUARANTOR

Except as set forth in the disclosure schedules delivered by Purchaser and Guarantor to Seller in connection with the execution of this Agreement (the “Purchaser Disclosure Schedules”), each of Purchaser and Guarantor hereby represents and warrants to Seller that the statements contained in this Article IV are true and correct as follows as of the date hereof (or, if otherwise provided with respect to a specific representation or warranty, on such date provided therein).

4.1

Corporate Organization.  Purchaser is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Maryland and has all requisite limited liability company or similar power and authority to own, lease and operate its properties and to carry on its businesses as currently conducted.  Guarantor is a corporation duly organized, validly existing and in good standing under the Laws of the State of Maryland and has all requisite corporate or similar power and authority to own, lease and operate its properties and to carry on its businesses as currently conducted.  Each of Purchaser and Guarantor is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Purchaser or Guarantor.

4.2

Authorization and Validity of Agreement.  Each of Purchaser and Guarantor has all requisite limited liability company, corporate or similar power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby.  The execution and delivery of this Agreement and the performance by each of Purchaser and Guarantor of their respective obligations under this Agreement and the Ancillary Agreements to which it is a party, and the consummation by each of Purchaser and Guarantor of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite limited liability company, corporate or similar action on the part of Purchaser and Guarantor, respectively, and no other limited liability company, corporate or similar proceedings on the part of Purchaser are necessary to authorize this Agreement and to consummate the transactions contemplated hereby and thereby.  This Agreement has been duly and validly executed and delivered by each of Purchaser and Guarantor and (assuming the due authorization, execution and delivery hereof by Seller) constitutes and each of the Ancillary Agreements, upon its execution and delivery by Purchaser and Guarantor, as applicable, will constitute, a valid and binding obligation of Purchaser and Guarantor, enforceable against each of Purchaser and Guarantor in accordance with its terms, subject to limitations imposed by applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting the rights and remedies of creditors generally and to general principles of equity.

4.3

Consents.  Set forth on Section 4.3 of the Purchaser Disclosure Schedule is a true and complete list of all Approvals of Regulatory Agencies that are required to be obtained, made or satisfied by Purchaser, Guarantor or any of their respective Subsidiaries for the execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements (the “Purchaser Approvals”).

4.4

No Conflicts.  Neither the execution and delivery of this Agreement or the Ancillary Agreements by Purchaser and Guarantor, the performance by Purchaser and Guarantor of their respective obligations hereby or thereby, nor the consummation by each of them of the transactions contemplated hereby or thereby, will (a) conflict with or result in a breach or violation of any of the provisions of the Operating Agreement or the Certificate of Formation of Purchaser or the Articles of Incorporation or By-laws of Guarantor; (b) subject to the receipt of the Purchaser Approvals, conflict with, result in a breach or violation of, result in a default (or an event which, with notice or lapse of time or both, would constitute a default) or loss of a benefit under, or permit the acceleration of any obligation under any provision of any agreement, indenture, mortgage, Lien, lease or other instrument or restriction of any kind to which Purchaser or Guarantor is a party or by which any of its assets or properties is otherwise bound, or otherwise result in the creation of any Lien on the assets or properties of Purchaser or Guarantor; (c) subject to the receipt of the consents specified in Section 5.4(a) and of the Purchaser Approvals, violate any order, writ, injunction, decree, statute, rule, or regulation applicable to, Purchaser, Guarantor or any of their respective properties or assets; or (d) subject to the receipt of the consents specified in Section 5.4(a) and of the Purchaser Approvals, violate any domestic or foreign, federal or state Law, policy, guideline or other requirement, including those of any Regulatory Agency, in each case applicable to Purchaser, Guarantor or any of their respective Subsidiaries or businesses, assets or properties, except, with respect to each of clauses (b), (c) and (d) of this Section 4.4, where the effect of such conflict, breach, violation, default, loss or acceleration has not had and would not reasonably be expected to have a Material Adverse Effect on Purchaser or Guarantor.

4.5

Agreements with Governmental Entities and Regulatory Agencies.  None of Purchaser, Guarantor, or any of their respective Subsidiaries is a party or is subject to any written order, decree, agreement or memorandum of understanding from or with, or commitment letter or similar submission to, any Regulatory Agency nor has Purchaser or Guarantor been advised by any such Regulatory Agency that such authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter or submission, in each case which order, decree, agreement, memorandum of understanding, commitment letter or submission could reasonably be expected to (i) prevent, delay or impair the ability of Purchaser or Guarantor to perform their respective obligations under this Agreement or any Ancillary Agreement in any material respect or (ii) impair or delay the validity or consummation of this Agreement, the Ancillary Agreements, and the transactions contemplated hereby and thereby.

4.6

Legal Proceedings.  There is no pending or, to the knowledge of Purchaser or Guarantor, threatened, legal, administrative, arbitral or other Litigation of any nature against Purchaser, Guarantor, any of their respective Subsidiaries or any of their respective properties or assets before any Governmental Entity that (i) if decided adversely to Purchaser, Guarantor or such Subsidiary would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Purchaser or the Business, or (ii) challenges the validity of the transactions contemplated by this Agreement or the Ancillary Agreements in any material respect.

4.7

Investment Advisory Activities.  None of Purchaser or Guarantor or any other person “associated” (as defined under the Investment Advisers Act) with Purchaser or Guarantor has been subject to disqualification pursuant to Section 203(e) of the Investment Advisers Act to serve as an investment adviser or as an associated person to a registered investment adviser, or subject to disqualification pursuant to Rule 206(4)-3 under the Investment Advisers Act or the subject of a rebuttable presumption pursuant to Rule 206(4)-4(b) under the Investment Advisers Act, unless in each case Purchaser or other “associated” person, as applicable, has received exemptive relief from the SEC with respect to any such disqualification.  Seller has been provided with a copy of any exemptive order issued by the SEC since May 1, 2002 in respect of any such disqualification.   Except as set forth on Section 4.7 of the Purchaser Disclosure Schedule, there is no proceeding or investigation pending or, to the knowledge of Purchaser, threatened that would reasonably be expected to become the basis for any such disqualification.  As of the date hereof, Purchaser has filed an application with the SEC to become registered as an investment adviser under the Investment Advisers Act.

4.8

Financing.  Guarantor has, and, on the Closing Date, each of Purchaser and Guarantor will have, funds available to it sufficient (i) to deliver to Seller the aggregate Purchase Price and (ii) to fulfill all of its obligations hereunder.

4.9

Brokers’ and Finders’ Fees.  Neither Purchaser nor Guarantor has employed any broker, investment banker, finder or other Person or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker, investment banker, merchant banker, finder or other Person has acted, directly or indirectly, for Purchaser or Guarantor, in connection with this Agreement or the transactions contemplated hereby.

4.10

Acknowledgement of Limitations of Warranties.  Each of Purchaser and Guarantor hereby acknowledges and agrees to the limitations on the representations and warranties it is receiving and on which it is relying as specified in Section 3.15.

ARTICLE V

COVENANTS OF THE PARTIES

5.1

Activity in the Ordinary Course.  Seller hereby covenants and agrees that, between the date of this Agreement and the Closing Date, unless Purchaser shall otherwise agree, the Business shall be conducted only in the ordinary course of business and in a manner consistent with past practice.  Without limiting the generality of the foregoing, from the date of this Agreement until the Closing Date, Seller covenants and agrees that, except as set forth in Seller Disclosure Schedules and other than as may be required by Applicable Law, it shall not undertake with respect to the Business any of the following without the prior written consent of Purchaser (such consent not to be unreasonably withheld or delayed):

(a)

alter or increase the present compensation or employee benefits of any of the Employees, authorize, guarantee or pay any bonuses or other special payments to any of such Employees (excluding any such bonuses or other payments required to be made pursuant to this Agreement or otherwise referenced on Section 3.9(g) of the Seller Disclosure Schedule), amend the current terms of any employee benefit plan of Seller applicable solely to the Employees or adopt any new plan or arrangement providing compensation or employee benefits applicable solely to the Employees, in each case except with respect to actions in the ordinary course consistent with past practice;

(b)

except with respect to Client Contracts and Intermediary Contracts as contemplated herein, modify or amend in any material respect, or terminate any Client Contract or Intermediary Contract to which Seller is a party or waive, release or assign any material rights or claims thereunder;

(c)

sell, offer to sell or make any other disposition of any of the Acquired Assets;

(d)

grant, or agree to grant, any Lien on any of the Acquired Assets;

(e)

other than in order to discharge Seller’s fiduciary obligations, make any material change in the overall investment strategy or mix of products of the Business;

(f)

enter into any contract, commitment or transaction related primarily to the operation of the Business not in the ordinary course of business consistent with past practice other than as contemplated by this Agreement;

(g)

fail to maintain any Permit material to the operation of the Business;

(h)

agree or commit to take any of the actions set forth in the foregoing paragraphs (a) through (g).

Notwithstanding anything in this Section 5.1 to the contrary, from the date of this Agreement until the Closing Date, Seller and its Subsidiaries shall be permitted to take all actions as are reasonably required to satisfy the closing conditions set forth in Article VI without the prior consent of Purchaser.

5.2

Access and Confidentiality.

(a)

From the date hereof to the Closing Date, Seller shall (and shall cause each of its Subsidiaries to) provide to Purchaser (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, “Representatives”) (i) reasonable access, during normal business hours upon prior notice and in a manner so as to not interfere with Seller’s business, to all properties, offices and other facilities, information, books, records and documents and employment records which Purchaser may reasonably request regarding the business, properties, contracts, assets, liabilities, Employees and other aspects of the Business or the Acquired Assets and (ii) reasonable access, during normal business hours upon prior notice and in a manner so as to not interfere with Seller’s business, to the Employees.

(b)

Notwithstanding any provision of this Agreement to the contrary, Seller, its Affiliates and their respective Subsidiaries shall not be required to provide access to or disclose information to Purchaser or its Representatives where such access or disclosure would violate or prejudice the rights of its customers, jeopardize the attorney-client privilege of the Person in control or possession of such information or contravene any Applicable Law or any currently existing contractual restrictions or binding agreement.  In any such event the parties will make appropriate substitute disclosure arrangements to the extent possible in the circumstances.

(c)

From the date hereof until the third anniversary of the Closing Date, except as required by Applicable Law, each of the parties hereto agrees (each a “Receiving Party”) to, and to cause its Representatives and Affiliates to, keep confidential any and all information and data of a proprietary or confidential nature with respect to another party hereto in its possession or which it has received in connection with this Agreement and the transactions contemplated hereby, other than information that was or becomes available to the public, other than as a result of a disclosure by the Receiving Party.

(d)

From the date hereof until the third anniversary of the Closing Date, except as required by Applicable Law or to consummate the transactions contemplated herein and in the Ancillary Agreements, Seller shall hold in confidence, and shall not disclose to (i) any of its Affiliates other than (A) for management or control purposes, including legal, audit, regulatory, financial, operations and compliance, or (B) for the purpose of performing such Affiliate’s obligations under the Ancillary Agreements, or (ii) any other Person, any information related to the Clients.

5.3

Regulatory Matters.

(a)

The parties hereto shall cooperate with each other and use their best efforts (provided that the parties shall not be required to make any payments in excess of normal and usual filing fees) to prepare and file promptly, and in the case of the HSR Filing, no later than five Business Days following the date hereof, all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as reasonably practicable all Permits and all consents, approvals and authorizations of all third parties and Regulatory Agencies which are necessary to consummate the transactions contemplated hereby (including all filings by Purchaser and its Affiliates with the SEC to effect the registration of Purchaser as an adviser under the Investment Advisers Act), and to comply fully with the terms and conditions of all such Permits, consents, approvals and authorizations of all such Regulatory Agencies.  Each of Purchaser and Guarantor shall use commercially reasonable efforts to register Purchaser as an investment adviser under the Investment Advisers Act as soon as practicable.  Purchaser and Seller shall, to the extent practicable, consult each other on, in each case subject to applicable Laws relating to the exchange of information, all the information relating to Seller or Purchaser, as the case may be, and any of their respective Subsidiaries and Affiliates, which appear in any filing made with, or written materials submitted to, any third party or any Regulatory Agencies in connection with the transactions contemplated hereby.  In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as reasonably practicable.  The parties hereto agree that they will consult with each other with respect to the obtaining of all Permits, consents, approvals and authorizations of all third parties and Regulatory Agencies necessary or advisable to consummate the transactions contemplated hereby.

(b)

Purchaser and Seller shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, Affiliates, directors, officers and stockholders and such other matters as may be reasonably necessary in connection with any statement, filing, notice or application made by or on behalf of Purchaser, Seller or any of their respective Subsidiaries or Affiliates to any Regulatory Agency in connection with the transactions contemplated hereby.

(c)

To the extent permitted by applicable Law, Purchaser and Seller shall, to the extent related to the Business, deliver to the other promptly after the filing or receipt thereof a true, correct and complete copy of each Regulatory Document related to the transactions contemplated by this Agreement filed by it or any of its Subsidiaries or Affiliates with any Regulatory Agency.

5.4

Consents.

(a)

As soon as reasonably practicable after the date hereof, but in no event later than 10 days after the date hereof, Seller shall prepare and distribute a notice, in substantially the form of Exhibit E (in the case of a Client party to a Client Contract), or Exhibit F (in the case of an Intermediary) (or, in the case of Clients of Advest Inc., Seller shall prepare and deliver to Advest Inc. a notice for its approval) (i) informing each such Client and Intermediary of the transactions contemplated by this Agreement, (ii) requesting written consent of each such Client (each, a “Written Client Consent”) and Intermediary (each, an “Intermediary Consent”), as applicable, to the assignment of the Client Contracts and Intermediary Contracts, and (iii) except in the case of Intermediary Contracts or Client Contracts that state by their terms that they terminate upon assignment or, by their terms, require written consent of the client, advising each Client party to such an agreement: (A) of Seller’s intention to effect an assignment of such Client’s Client Contract; (B) of Purchaser’s intention to continue the investment advisory services pursuant, to the extent applicable, to the Client Contract after the Closing if the Client does not terminate such Client Contract by the date that is 45 days after the date of the notice provided pursuant to this Section 5.4(a); and (C) that the consent of such Client will be implied if such Client continues to accept such advisory services without termination during such specified period (each, an “Implied Client Consent”) (to the extent permitted by the Investment Advisers Act, and any rules, regulations or interpretations of the SEC thereunder).

(b)

Seller shall use its commercially reasonable efforts to obtain such consents, provided that Seller shall not be required to make any payments in order to obtain such consents, and shall not make any such payments or agree to revise the terms of any Client Contract or Intermediary Contract without Purchaser’s written consent; or in the case of Client Contracts which prohibit assignment or state by their terms that they terminate upon assignment, Seller will use its commercially reasonable efforts to modify such agreements to provide for assignment to be effective upon Closing, provided that Seller shall not be required to make any payments in order to obtain such modification, and shall not make any such payments or agree to revise the terms of any Client Contract or Intermediary Contract without Purchaser’s written consent.  Purchaser agrees to use commercially reasonable efforts to assist Seller in obtaining such approvals, provided that Purchaser shall not be required to make any payments in order to obtain such consent.

(c)

At Closing, Seller shall deliver to Purchaser a certificate, duly executed by an officer of Seller, setting forth (i) a list of all Clients from whom a Written Client Consent has been received, (ii) a list of all Clients from whom an Implied Client Consent has been deemed to have been received, (iii) a list of all Intermediaries from whom an Intermediary Consent has been received, (iv) a list of all Clients from whom Seller has received an oral or written statement of the Client’s intention to terminate its Client Contract, an oral or written termination of the Client’s Client Contract, or an oral or written refusal to the assignment of the Client’s Client Contract, and (v) a list of all Clients that, as of three Business Days prior to the Closing Date, have withdrawn, or from which Seller has received oral or written notice of the Client’s intention to withdraw, from the Client’s Investment Account assets in an aggregate amount (net of deposits) equal to or greater than 50% of all assets held in such Investment Account on September 30, 2004.

5.5

Post-Closing Receipts; No Further Fees to Clients.

(a)

Purchaser agrees to forward promptly to Seller all amounts paid by Clients to Purchaser in respect of fees to the extent such fees relate to services rendered on or prior to the Closing Date (or, in respect of Post-Closing Contracts, the applicable Transfer Date).

(b)

To the extent Purchaser has received Prepaid Fees with respect to any Client for any time period, Purchaser agrees not to charge any fees to such Client for such time period.

5.6

Employees; Employee Benefits.

(a)

Purchaser shall offer employment, effective as of the Closing, to each Employee who is actively employed (including persons on vacation, maternity leave, short-term disability or other approved leave) by Seller in the operation of the Business as of the Closing.  In addition to the obligations of Purchaser with respect to Transferred Employees set forth in this Section 5.6, each such offer of employment shall (i) be at wage, salary or commission levels, as applicable, which are no less than each individual Transferred Employee’s wage, salary or commission level, as applicable, immediately preceding the Closing and (ii) provide that each Transferred Employee shall be eligible for (x) a discretionary annual bonus to the extent such Transferred Employee was previously eligible to receive a discretionary annual bonus at any time prior to the Closing or (y) an annual bonus pursuant to the terms of an effective and valid

employment agreement executed by such Transferred Employee and Purchaser.   The Purchaser’s current intention is to provide to Transferred Employees benefits (including, without limitation, severance, pension and savings benefits, vacation, and health, welfare and fringe benefit plans and programs), at least as favorable, in the aggregate, as the benefits to which similarly situated employees of Legg Mason Wood Walker, Incorporated are entitled.  Those Employees who accept such offers of employment from Purchaser effective as of the Closing shall be referred to herein as the “Transferred Employees.”  Purchaser shall not assume any liability with respect to any Employee who is not a Transferred Employee and Seller shall retain all such liabilities.

(b)

Seller agrees to terminate the employment of the Transferred Employees with Seller effective as of the Closing.  As of the Closing, all Transferred Employees shall cease to accrue benefits under the Employee Benefit Plans (including the Deutsche Bank Americas Holding Corp. Cash Account Pension Plan (the “Seller DB Plan”) and the Deutsche Bank Americas Holding Corp. Matched Savings Plan (the “Seller 401(k) Plan”).  Purchaser shall not be deemed a successor employer with respect to any Employee Benefit Plan and no employee benefit plan of Purchaser shall be deemed a successor plan of any Employee Benefit Plan.  Purchaser shall give credit to Transferred Employees for purposes of eligibility to participate, vesting and level of benefits (but not for benefit accrual purposes except as expressly set forth herein) under all employee benefit plans of Purchaser in which Transferred Employees become entitled to participate for service by Transferred Employees with Seller or its Affiliates prior to the Closing to the same extent as if such service was rendered for Purchaser.

(c)

Seller shall be responsible for providing welfare benefits (including medical, hospital, dental, accidental death and dismemberment, life, disability and other similar benefits) to Transferred Employees for all claims incurred on or before the Closing Date under and subject to the generally applicable terms and conditions of the Employee Benefit Plans in which such Transferred Employees were entitled to participate prior to the Closing as amended from time to time and in no circumstances whatsoever shall Seller have any obligation or liability with respect to any claims for such benefits incurred by Transferred Employees after the Closing Date.  Purchaser shall be responsible for providing such benefits for all claims incurred after the Closing Date under and subject to the generally applicable terms and conditions of Purchaser’s employee benefit plans, programs and arrangements as amended from time to time beginning with the date of a Transferred Employee’s participation in such plan, program or arrangement (it being understood that each Transferred Employee shall be eligible to participate in such plan, program or arrangement effective as of the Closing).  For purposes of this Section 5.6(c), any claim shall be considered incurred after the Closing Date if the covered expense relating to such claim is actually incurred after the Closing Date regardless of whether the injury or condition giving rise to such covered expense occurs on or before the Closing Date.  Purchaser shall (i) cause any pre-existing condition exclusions or limitations under Purchaser’s group health plans, group life insurance plans and group disability plans to be waived with respect to the Transferred Employees and their eligible dependents for any condition to the extent that the applicable Transferred Employee or his or her eligible dependent would have been entitled to coverage for such condition under the corresponding Employee Benefit Plan of Seller prior to the Closing; (ii) give Transferred Employees and their eligible dependents credit for service prior to the Closing for purposes of any eligibility waiting periods under the group health plans of Purchaser to the extent the credit was given for such service for such purposes under the corresponding group health plan of Seller; and (iii) give each Transferred Employee and his or her eligible dependents credit, for the plan year in which such Transferred Employee or his or her eligible dependent commences participation in group health plans of Purchaser, toward applicable deductibles and annual out-of-pocket limits for expenses incurred prior to the commencement of participation.

(d)

Without limiting the generality of any other provision herein, Seller shall retain and satisfy all obligations with respect to, and administer all claims for, workers’ compensation made by Transferred Employees (a “Workers’ Compensation Claim”) incurred on or before the Closing Date in accordance with Seller’s policies in effect immediately prior to the Closing.  Effective as of the Closing, Purchaser shall assume all obligations, expenses and liabilities for all Workers’ Compensation Claims incurred after the Closing Date with respect to any Transferred Employee.  A Workers’ Compensation Claim is deemed to be incurred when the facts and events giving rise to such claim occur.

(e)

Effective as of the Closing and thereafter, Purchaser shall be responsible for (i) any liability arising under the Workers Adjustment and Retraining Notification Act (“WARN”) in connection with the termination of employment of any Transferred Employee by Purchaser effective as of the Closing, (ii) issuance of any notices required by WARN with respect to the termination of any Transferred Employee effective as of the Closing and (iii) any obligation with respect to the Transferred Employees under any applicable state or local equivalent arising or accruing as of the Closing or thereafter.  Purchaser shall indemnify and hold harmless Seller and its Affiliates for any claims or liabilities of a Transferred Employee arising out of or in connection with Purchaser’s failure to comply with this Section 5.6(e).  Seller shall be responsible for any liability arising under WARN and any state or local equivalent in connection with the termination of employment of any Transferred Employee immediately prior to the Closing.

(f)

The parties hereto intend to cooperate in deciding whether to use Standard Procedure described in IRS Revenue Procedure 2004-53, I.R.B. 2004-34 with respect to the Transferred Employees.  In the event the parties hereto intend to use such Standard Procedure, (i) Seller shall perform all the reporting duties (including filing quarterly IRS Forms 941 and the furnishing and filing of IRS Forms W-2 and W-3) for the wages and other compensation it pays and (ii) Purchaser shall perform all the reporting duties (including filing quarterly IRS Forms 941 and the furnishing and filing of IRS Forms W-2 and W-3) for the wages and other compensation it pays.

(g)

Notwithstanding anything in this Agreement to the contrary, nothing contained in this Section 5.6, express or implied, shall be interpreted to confer upon any of the Employees (including the Transferred Employees) any rights or remedies as third-party beneficiaries, including any rights of continued employment, any rights to a particular term of employment or any rights to any particular compensation or benefits whatsoever (including any form of notice or severance pay).  The right to enforce any terms of this Agreement shall inure only to the parties hereto and shall in no way extend to any third parties who might benefit from the terms of this Agreement in any way, including the Employees.

5.7

Non-solicitation of Employees.

(a)

Seller will not, and Seller will cause its Affiliates operating in the private wealth management business to not, directly or indirectly, for the 30-month period from the Closing Date, for Seller’s or such Affiliate’s own account or for the account of any Person, solicit or induce, or assist a third party in soliciting or inducing, any Investment Advisers, to leave or cease their employment relationship with Purchaser, for any reason whatsoever, or hire or otherwise engage, or assist a third party in hiring or otherwise engaging, any such Investment Adviser in its private wealth management business, except pursuant to customary generalized advertisements not specifically directed at such Investment Adviser.

(b)

For the 30-month period from the Closing Date, Purchaser will not, (i) and will cause the Transferred Employees to not, directly or indirectly, for Purchaser’s own account or for the account of any Person, solicit or induce, or assist a third party in soliciting or inducing, any employees of the private wealth management businesses operating in the U.S. of Seller or its Affiliates (excluding any brokerage business) to leave or cease their employment relationship with Seller or its applicable Affiliate for any reason whatsoever, or hire or otherwise engage, or assist a third party in hiring or otherwise engaging, any such employee of Seller or its Affiliates, except pursuant to customary generalized advertisements not specifically directed at such employee or resulting from spontaneous solicitation by such employee of Seller or its Affiliates, without encouragement on the part of Purchaser or any of its Affiliates; and (ii) and will cause all employees of Purchaser or its Affiliates to not, directly or indirectly, for Purchaser’s own account or for the account of any Person, solicit or induce, or assist a third party in soliciting or inducing, any employee of Seller or its Affiliates with whom such employee of Purchaser or such Affiliate became aware of as a result of the transactions contemplated by this Agreement and the Ancillary Agreements to leave or cease their employment relationship with Seller or its applicable Affiliate for any reason whatsoever, or hire or otherwise engage, or assist a third party in hiring or otherwise engaging, any such employee of Seller or its Affiliates, except pursuant to customary generalized advertisements not specifically directed at such employee.

5.8

Non-solicitation of Clients.  The private wealth management business operating in the U.S. of Seller will not, and Seller will cause the private wealth management business operating in the U.S. of its Affiliates to not, for the 30-month period from the Closing Date, directly or indirectly, (a) provide, or assist a third party in providing, active discretionary portfolio management services (excluding brokerage) to any Person that is a Client on the Closing Date and whose Client Contract was acquired hereunder, or (b) solicit or induce, or assist a third party in soliciting or inducing, any Person that is a Client on the Closing Date and whose Client Contract was acquired hereunder in order to provide such Client active discretionary portfolio management services (excluding brokerage).  If Purchaser provides written notice to Seller (which notice shall include the name of the solicited Client) that any business of Seller or any of its Affiliates other than those included in the first sentence of this Section 5.8 has engaged in any activity described in clauses (a) or (b) in the first sentence of this Section 5.8, Seller shall cause such business of Seller or the applicable Affiliate to cease engaging in such activity to the same extent provided in the first sentence of this Section 5.8.  Notwithstanding the foregoing, the provisions of this Section 5.8 shall not apply to Deutsche Bank Alex. Brown so long as Seller has complied with the provisions of Section 5.2(d) with respect to Deutsche Bank Alex. Brown.

5.9

Prohibition on Solicitation of Other Acquisition Offers.  Seller shall not directly or indirectly through any of its officers, directors, employees, financial advisors, legal counsels, representatives or agents and Seller shall use commercially reasonable efforts to cause its respective officers, directors, employees, financial advisors, legal counsels, representatives and agents not to, (i) solicit, initiate or encourage any inquiries or proposals that constitute or could reasonably be expected to lead to, a proposal or offer for the sale, assignment, transfer or conveyance of the Business or the Acquired Assets other than the acquisition contemplated by this Agreement (an “Acquisition Proposal”), or (ii) engage in negotiations or discussions concerning, or provide non-public information to any person or entity relating to, any Acquisition Proposal.

5.10

Further Assurances.  Subject to the terms and conditions hereof, each of the parties hereto shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the transactions contemplated hereby, including satisfaction of the conditions set forth in Article VI.

5.11

Notification of Certain Matters.  From and after the date of this Agreement until the Closing Date, each party hereto shall promptly notify the other parties hereto of:

(a)

any change or event, or series of changes or events of which it is, or becomes, aware, that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Business or Purchaser, as applicable, or would be reasonably likely to cause any of the conditions in Article VI not to be satisfied or to cause the satisfaction thereof to be materially delayed;

(b)

any fact or condition that causes or constitutes a breach of any of such party’s representations and warranties made as of the date of this Agreement, or if a party becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach, or inaccuracy in, any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition;

(c)

the receipt of any material notice or other material communication from any Person (other than any Person from whom consent is sought pursuant to Section 5.4) alleging that the consent of such Person is or may be required in connection with the transactions contemplated hereby;

(d)

the receipt of any material notice or other material communication from any Regulatory Agency in connection with the transactions contemplated hereby; and

(e)

any Litigation commenced or, to the knowledge of the party, threatened which seeks or is reasonably likely to prohibit or prevent consummation of the transactions contemplated hereby;

in each case, to the extent such event or circumstance is or becomes known to the party required to give such notice; provided, however, that the delivery of any notice pursuant to this Section 5.11 shall not be deemed to be an amendment of this Agreement or any Schedule.

5.12

Financial Reports.  Prior to the Closing, no later than the 10th Business Day following the end of each calendar month, Seller shall deliver to Purchaser a list as of the end of such calendar month of: (a) all Clients as of such date; (ii) all related Investment Accounts and related account numbers; (iii) for each such Investment Account, on an account-by-account basis, the aggregate market value of the assets under management as of such date; and (iv) the name of such Client.

5.13

Public Announcements.  Prior to the Closing, neither Purchaser nor Seller shall issue any press release or make any public statement with respect to the Business without the prior written consent of Seller and Purchaser (which consent shall not be unreasonably withheld or delayed), including with respect to this Agreement or any of the transactions contemplated hereby, except as may be required by Law or any listing or other agreement with any domestic or foreign SRO or securities exchange.  Seller and Purchaser shall agree on the text of a joint press release by which Purchaser and Seller will announce the execution of this Agreement.  Nothing in this Section 5.13 will prevent either party from discussing this Agreement and the transactions contemplated hereby with securities analysts after the issuance of the joint press release; provided, however, that in no event shall either party disclose the terms of the Exhibits or Schedules to this Agreement, the number of Clients, the number of Clients whose Clients Contracts were acquired hereunder, or the financial information provided pursuant to Section 5.12.

5.14

Form ADV.  Following the Closing, the parties agree to amend promptly their respective Forms ADV and promptly to file such amendments with the SEC and any applicable state authorities, for the purpose of disclosing, to the extent required, information about the sale of the Acquired Assets and any change in personnel following the Closing.

5.15

DB Services.  The parties agree and acknowledge that, except as set forth in the Transitional Services Agreement and the Subadvisory Agreement, Seller and/or its Affiliates will not provide any DB Services to the Business following the Closing Date.

5.16

Access to Account Documentation.

(a)

Purchaser agrees to maintain the books, records, papers and instruments transferred to Purchaser pursuant to Section 2.1(a)(iii) as required by applicable Law.  Purchaser shall promptly provide to Seller and its Representatives reasonable access, during normal business hours upon prior notice and in a manner so as to not materially interfere with Purchaser’s business, to the books, records, papers and instruments transferred to Purchaser pursuant to Section 2.1(a)(iii).  Seller shall, at its sole expense, be entitled to obtain copies of any such documents.  Seller’s right to access and review pursuant to this Section 5.16(a) is subject to the provisions of Section 5.2(c).

(b)

Seller agrees to maintain any books, records, papers and instruments retained by Seller relating to the Business as required by applicable Law.  Seller shall promptly provide to Purchaser and its Representatives reasonable access, during normal business hours upon prior notice and in a manner so as to not materially interfere with Seller’s business, to the books, records, papers and instruments retained by Seller relating to the Business pursuant to Section 2.1(a)(iii).  Purchaser shall, at its sole expense, be entitled to obtain copies of any such documents.  Purchaser’s right to access and review pursuant to this Section 5.16(b) is subject to the provisions of Sections 5.2(b) and 5.2(c).

5.17

Tax Matters.

(a)

Except for any Transfer Taxes for which Purchaser is liable under Section 5.17(d), Seller shall pay all Taxes arising out of the operations of the Business (including ownership of the Acquired Assets) with respect to periods (or portions thereof) ending on or prior to the Closing Date and, with respect to each group of Post-Closing Contracts transferred on a relevant Transfer Date, Seller shall pay all Taxes arising from or with respect to such Post-Closing Contracts with respect to periods (or portions thereof) ending on or prior to such Transfer Date.  Purchaser shall pay all Taxes arising out of the operations of the Business (including ownership of the Acquired Assets) with respect to periods (or portions thereof) beginning after the Closing Date; provided, that with respect to each group of Post-Closing Contracts transferred on a relevant Transfer Date, Purchaser shall only be required to pay (1) Transfer Taxes for which Purchaser is liable under Section 5.17(d) hereof, and (2) all Taxes arising from or with respect to such Post-Closing Contracts with respect to periods (or portions thereof) beginning after the Transfer Date applicable to such group of Post-Closing Contracts.

(b)

After the Closing Date, Seller and Purchaser shall cooperate with each other and with each other’s agents, including accounting firms and legal counsel, in connection with Tax matters relating to the operation of the Business and the ownership of the Acquired Assets including (i) preparation and filing of Tax Returns, (ii) determining the liability for and amount of any Taxes due or the right to and amount of any refund of Taxes, (iii) examinations of Tax Returns, and (iv) any administrative or judicial proceeding in respect of Taxes assessed or proposed to be assessed. Such cooperation shall include making all relevant information and documents in their possession relating to the Business and Acquired Assets available to the other party or its agents upon reasonable request by such party.  Any information or documents provided under this Section 5.17(b) shall be kept confidential by the party receiving the information or documents, except as may otherwise be necessary in connection with the filing of Tax Returns or in connection with any administrative or judicial proceedings relating to Taxes.  Neither party shall, without the prior written consent of the other, unless required by applicable law, initiate any contact or voluntarily enter into any agreement with, or volunteer any information to, any taxing authorities with regard to Tax Returns or declarations of the other party.  A change by either party in the method of Tax reporting or the contents of Tax Returns shall not be considered a voluntary disclosure of information regarding Tax Returns or declarations of the other party.

(c)

The parties hereto agree that, for income tax purposes, (i) the sale pursuant to this Agreement shall be reported as an installment sale involving the receipt of at least one payment after the close of the taxable year in which the sale occurs for purposes of Section 453 of the Code, and (ii) the Earnout Payment, if any, will be treated, in accordance with Treasury Regulations Section 1.1275-4(c)(4), as consisting of: (A) an amount of interest accruing semi-annually at the short-term federal rate as last published by the IRS on or before the Closing Date (the “Earnout Accrued Interest”); and (B) an amount equal to the difference between the Earnout Amount and the Accrued Interest (the “Earnout Principal”).  The parties agree that the Earnout

Principal shall be treated by such parties for income tax purposes as an adjustment to Purchase Price.

(d)

The parties hereto agree that all applicable excise, sales, transfer, documentary, filing, recordation and other similar taxes, levies, fees and charges, (including all real estate transfer taxes and conveyance and recording fees, if any) (“Transfer Taxes”), that may be imposed upon, or payable or collectible or incurred in connection with the purchase and sale of the Acquired Assets pursuant to this Agreement shall be borne by Purchaser.  The party responsible under applicable Law for collecting Transfer Taxes from the other party and required to pay such amounts to a Governmental Entity shall file all necessary Tax Returns.  The parties shall cooperate with each other to minimize any Transfer Tax to the extent that it is legally permissible.

5.18

Bulk Sales.  The parties hereby waive compliance with bulk sales or similar laws (including laws requiring notice to Tax authorities or the obtaining of Tax clearance certificates) of any state in which the Assets are located or in which operations relating to the Business are conducted.

5.19

Maintenance of Business.  Between the date hereof and the Closing Date, Seller shall use commercially reasonable efforts to preserve intact the Business in all material respects, subject to the transactions contemplated hereunder.

5.20

Seller’s Payment of Retention Payments.  Assuming the Closing shall have occurred, Seller shall comply with its commitment to make certain retention payments to the Transferred Employees as evidenced by, and subject to the terms and conditions of, letters of commitment to such Transferred Employees.

5.21

Key Man Life Insurance.  From the date hereof, until the Closing Date, Seller shall use commercially reasonable efforts to make each of Charles King, Paul Benziger and Ronald Bates available for the purpose of Purchaser obtaining term life insurance for each such person for a period of five years with a per-person coverage amount of $10,000,000 (the “Insurance Policies”).  If the aggregate premium payments for all the Insurance Policies exceed the aggregate premium payments for all such policies at the standard rates set forth in Schedule 5.21 (the “Standard Premiums”), Purchaser shall notify Seller promptly and shall provide Seller with a copy of the Insurance Policies, including the actual aggregate premium payments.  Following the Closing, Seller shall reimburse Purchaser promptly an amount equal to 50% multiplied by the difference of (a) the actual aggregate premium payments, less (b) the aggregate Standard Premiums under all the Insurance Policies; provided, however, that in no event shall Seller’s obligations under this Section 5.21 exceed $250,000.

5.22

Appointment of Expert.  Prior to the Closing, Purchaser and Seller shall jointly designate the Expert.

5.23

Adviser Files.  At the Closing, Seller shall provide Purchaser with a copy of the Adviser Files for each of the Investment Advisers.  Purchaser agrees that, following the Closing, it shall not disclose to any third party that the Adviser Files (or any portion thereof) have been provided by Seller or have originated with or are attributable to Seller.

ARTICLE VI

CONDITIONS TO CLOSING

6.1

Conditions to Obligations of Purchaser. Unless waived in writing by Purchaser, the obligation of Purchaser to consummate the transactions contemplated by this Agreement to be consummated at the Closing is conditioned upon fulfillment, on or before the Closing, of each of the following conditions:

(a)

Consents and Approvals.  All Seller Approvals and all Purchaser Approvals shall have been obtained and be in full force and effect on the Closing Date and all regulatory filings required to permit the Closing to occur shall have been made;

(b)

No Court or Regulatory Actions.  No court or Regulatory Agency of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Order which is in effect and which prohibits consummation of the Closing.  No Law shall have been promulgated, enacted or entered that restrains, enjoins, prevents, prohibits or otherwise makes illegal the performance of this Agreement or the transactions contemplated hereby.  Since the date of this Agreement, there shall not have been commenced against Purchaser, Guarantor or any of their respective Affiliates any Litigation that would reasonably be expected to prevent, materially delay, make illegal, impose material limitations or conditions on or otherwise interfere with any of the transactions contemplated by this Agreement or the Ancillary Agreements;

(c)

Representations, Warranties, Agreements and Covenants.  The representations and warranties of Seller set forth in Article III shall have been true and correct in all material respects on and as of the date hereof and shall be true and correct in all material respects as of the Closing as if made on the Closing Date (except where such representation and warranty speaks by its terms as of a date other than the date hereof, in which case it shall be true and correct in all material respects as of such other date), except for such failures to be true and correct that result solely from actions expressly permitted under or pursuant to this Agreement.  Seller shall have performed in all material respects all obligations and complied with all agreements, undertakings and covenants required hereunder to be performed by it at or prior to the Closing.  Seller shall have delivered to Purchaser at Closing a certificate in form and substance satisfactory to Purchaser dated the Closing Date and signed by a duly authorized officer on behalf of Seller to the foregoing effect (the “Seller Bring Down Certificate”);

(d)

Client Consents.  Clients representing not less than 75% of the Seller Revenue Run Rate for all Clients as of September 30, 2004 shall have provided a Client Consent; provided, however, that solely for the purposes of this Section 6.1(d), a Client shall be deemed to have not given its consent if such Client has, as of three Business Days prior to the Closing Date, withdrawn, or Seller has received oral or written notice of its intention to withdraw, from such Client’s Investment Account assets in an aggregate amount (net of deposits) equal to or greater than 50% of all assets held in such Investment Account on September 30, 2004;

(e)

Transitional Services Agreement.  Seller shall have executed and delivered the Transitional Services Agreement;

(f)

Subadvisory Agreement.  Seller shall have executed and delivered the Subadvisory Agreement;

(g)

Execution of Commingled Trust Letter.  Seller shall have executed and delivered the Commingled Trust Letter.

(h)

Execution of Custody Fee Letter.  Deutsche Bank Trust Company Americas shall have executed and delivered the Custody Fee Letter;

(i)

Employment Agreements.  The Employment Agreements of (i) Ronald Bates, Paul Benziger, Charles King, Douglas Nardi and Richard Byrnes, and (ii) any three of the other Investment Advisers shall be in full force and effect in accordance with their terms, and (i) Ronald Bates, Paul Benziger, Charles King, Douglas Nardi and Richard Byrnes, and (ii) any three of the other Investment Advisers shall be actively employed in the Business as of the Closing Date;

(j)

Registration under the Advisers Act.  Purchaser shall be duly registered as an investment adviser under the Investment Advisers Act;

(k)

HSR Act.  All applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or otherwise been terminated;

(l)

Assignment and Assumption Agreement.  Seller shall have executed an assignment and assumption agreement in respect of the Acquired Assets in form and in substance reasonably satisfactory to Purchaser;

(m)

Landlord Consent.  The parties shall have received consent to the transactions contemplated by each Real Estate License Agreement from the applicable landlord for each of the Premises (as defined in the Transitional Services Agreement); and

(n)

FIRPTA.  Purchaser shall have received an executed certificate of non-foreign status, described under Treasury Regulation Section 1.1445-2(b)(2).

6.2

Conditions to Obligations of Seller. Unless waived in writing by Seller, the obligation of Seller to consummate the transactions contemplated by this Agreement to be consummated at the Closing is conditioned upon fulfillment, on or before the Closing, of each of the following conditions:

(a)

Consents and Approvals.  All Seller Approvals and all Purchaser Approvals shall have been obtained and be in full force and effect on the Closing Date and all regulatory filings required to permit the Closing to occur shall have been made;

(b)

No Court or Regulatory Actions.  No court or Regulatory Agency of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Order which is in effect and which prohibits consummation of the Closing.  No Law shall have been promulgated, enacted or entered that restrains, enjoins, prevents, prohibits or otherwise makes illegal the performance of this Agreement or the transactions contemplated hereby.  Since the date of this Agreement, there shall not have been commenced against Seller or its Affiliates any Litigation that would reasonably be expected to prevent, materially delay, make illegal, impose material limitations or conditions on or otherwise interfere with any of the transactions contemplated by this Agreement or the Ancillary Agreements;

(c)

Representations, Warranties, Agreements and Covenants.  The representations and warranties of Purchaser and Guarantor set forth in Article IV shall have been true and correct in all material respects on and as of the date hereof and shall be true and correct in all material respects as of the Closing as if made on the Closing Date (except where such representation and warranty speaks by its terms as of a date other than the date hereof, in which case it shall be true and correct in all material respects as of such other date), except for such failures to be true and correct that result solely from actions expressly permitted under or pursuant to this Agreement.  Each of Purchaser and Guarantor shall have performed in all material respects all obligations and complied with all agreements, undertakings and covenants required hereunder to be performed by it at or prior to the Closing.  Purchaser and Guarantor shall have delivered to Seller at Closing a certificate in form and substance satisfactory to Seller dated the Closing Date and signed by a duly authorized officer on behalf of Purchaser and Guarantor to the foregoing effect (the “Purchaser/Guarantor Bring Down Certificate”);

(d)

Transitional Services Agreement.  Purchaser shall have executed and delivered the Transitional Services Agreement;

(e)

Subadvisory Agreement.  Purchaser shall have executed and delivered the Subadvisory Agreement;

(f)

Execution of Commingled Trust Letter. Purchaser shall have executed and delivered the Commingled Trust Letter.

(g)

Execution of Custody Fee Letter.  Purchaser shall have executed and delivered the Custody Fee Letter;

(h)

Offers of Employment.  Purchaser shall have made offers of employment to each of the Employees on the terms and conditions set forth in Section 5.6 hereof;

(i)

Registration under the Advisers Act.  Purchaser shall be duly registered as an investment adviser under the Investment Advisers Act;

(j)

HSR Act.  All applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or otherwise been terminated;

(k)

Assignment and Assumption Agreement.  Purchaser shall have executed an assignment and assumption agreement in respect of the Acquired Assets in form and in substance reasonably satisfactory to Seller; and

(l)

Landlord Consent.  The parties shall have received consent to the transactions contemplated by each Real Estate License Agreement from the applicable landlord for each of the Premises (as defined in the Transitional Services Agreement).

ARTICLE VII

TERMINATION

7.1

Termination. This Agreement may be terminated at any time prior to the Closing Date:

(a)

By the mutual consent of Purchaser, on the one hand, and Seller, on the other hand, in a written instrument;

(b)

By either Purchaser, on the one hand, or Seller, on the other hand (provided that the terminating party is not then in material breach of any representation, warranty or agreement contained herein), in the event of a breach by Seller, on the one hand, or Purchaser or Guarantor, on the other hand, of any representation, warranty or agreement contained herein which, in either case, individually or in the aggregate with all other such breaches, would cause the failure of the conditions set forth in Section 6.1 or 6.2, respectively, to be satisfied, which breach(es) is (or are) not, or cannot be, cured within 30 days after written notice of such breach of such representation, warranty or agreement has been furnished to the breaching party or parties;

(c)

By either Purchaser or Seller, in the event that the Closing has not occurred on or before January 31, 2005, unless the failure to so consummate by such time is due to a material breach of this Agreement by the party seeking to terminate;

(d)

By either Purchaser or Seller, if any Order enjoining any party hereto from consummating the transactions contemplated hereby in a material respect is entered and such Order is final and non-appealable or if a Law shall have been promulgated, enacted or entered that restrains, enjoins, prevents, prohibits or otherwise makes illegal the performance of this Agreement or the transactions contemplated hereby; or

(e)

By either Purchaser, on the one hand, or Seller, on the other hand, if any Seller Approval or Purchaser Approval has been denied by a Governmental Entity and such denial has become final and non-appealable.

7.2

Effect of Termination. If this Agreement is terminated pursuant to this Article VII, this Agreement shall forthwith become wholly void and of no further force and effect and all further obligations of the parties hereto or of their respective officers, directors or employees with respect to any obligation under this Agreement shall terminate without further liability except (a) for the obligations under Section 5.2(c), Section 5.13, Article VIII, Article X and under the Confidentiality Agreement, which shall survive in its entirety any termination of this Agreement and shall remain in full force and effect, and (b) that such termination shall not constitute a waiver or bar by any party of any rights or remedies at law or in equity it may have for damages caused by reason of a knowing or willful breach of this Agreement by the other party.

ARTICLE VIII

GUARANTEE

8.1

Guarantee.

(a)

Guarantor hereby unconditionally, irrevocably and absolutely guarantees to Seller the due and punctual performance and discharge of all of Purchaser’s obligations under this Agreement, each Ancillary Agreement, each other document executed in connection herewith and therewith and the transactions contemplated hereby and thereby, existing on the date hereof or hereafter of any kind or nature whatsoever, including the due and punctual payment of the Purchase Price, the Earnout Payment and any other amount that Purchaser is or may become obligated to pay pursuant to this Agreement, any Ancillary Agreement, any other document executed in connection therewith and the transactions contemplated hereby and thereby (collectively, the “Guaranteed Obligations”).  The guarantee under this Article VIII is a guarantee of timely payment and performance of the Guaranteed Obligations by Guarantor as primary obligor and not merely of collection.  Upon failure by Purchaser to make any payment due hereunder or under any Ancillary Agreement or perform any obligation to be performed hereunder or under any Ancillary Agreement, Guarantor shall, upon demand, immediately pay such amount or perform such obligation.

(b)

Guarantor’s obligations in this Article VIII shall be unconditional, irrespective of the genuineness, validity or enforceability this Agreement, the Ancillary Agreements or any other document or agreement.

(c)

The obligations of Guarantor hereunder shall remain in full force and effect without regard to, and shall not be affected or impaired by (i) any change in the corporate structure or ownership of Purchaser or the bankruptcy, insolvency, reorganization, dissolution, liquidation, or other similar proceeding relating to Purchaser or any Affiliate of either Purchaser or Guarantor, or (ii) any neglect, delay, omission, failure or refusal of Purchaser or Seller to take or prosecute any action in connection with this Agreement or any other agreement delivered in connection herewith.

(d)

The obligations of Guarantor under this Article VIII shall remain in full force and effect until all of the Guaranteed Obligations have been validly, finally and irrevocably paid and performed in full, as applicable, and shall not be affected in any way by the absence of any action to obtain payment or enforce performance of the Guaranteed Obligations from Purchaser or from any other Person or by any variation, extension, waiver, compromise or release of any or all of the Guaranteed Obligations or of any security taken in respect thereof.  Guarantor waives all requirements as to promptness, diligence, presentment, demand for payment or performance, protest and notice of any kind with respect to the Guaranteed Obligations and this Agreement.

(e)

The obligations of Guarantor in this Article VIII shall not be affected by the occurrence of any termination of this Agreement, by any change in any Law or by any present or future action of any Governmental Entity amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, this Agreement, any of the Ancillary Agreements, or any of the Guaranteed Obligations, or by any other circumstance (other than by complete, irrevocable payment or performance in full of all obligations by Purchaser) that might otherwise constitute a legal or equitable discharge or defense of a surety or a guarantor.

(f)

The obligations of Guarantor under this Article VIII shall remain in full force and effect or shall be reinstated (as the case may be) if at any time any payment received by Seller in respect of the Guaranteed Obligations is rescinded or must otherwise be returned, in whole or in part, upon the insolvency, bankruptcy or reorganization of Purchaser or any other party or otherwise, all as though such payment had not been made.

(g)

If, at any time when any Guaranteed Obligation is overdue and unpaid, Guarantor receives any amount from Purchaser or otherwise as reimbursement for any payment made to Seller by Guarantor hereunder, Guarantor shall forthwith pay such amount received by it to Seller, without demand, to be credited and applied to any such overdue and unpaid Guaranteed Obligation.

8.2

Miscellaneous.

(a)

Subrogation.  In the event of the payment in full by Guarantor of all amounts payable by Guarantor to Seller hereunder, Guarantor shall be subrogated, to the extent of such payments made pursuant to this Agreement, to Seller’s rights of recovery against Purchaser; provided, however, that Guarantor shall refrain from taking any action to exercise or enforce any of its subrogation rights against Purchaser until the full amount of the Guaranteed Obligations shall have been finally and irrevocably paid in full to Seller and all obligations to be performed by Purchaser under this Agreement and the Ancillary Agreements shall have been performed in full.

(b)

Survival.  This Article VIII shall survive the Closing and shall remain in full force and effect.

ARTICLE IX

INDEMNIFICATION

9.1

Indemnification.

(a)

Indemnification by Seller. Subject to the limitations in Sections 9.1(c) and (d), Seller agrees to indemnify Purchaser, its Affiliates, their respective directors, officers, employees and agents and each of the successors and assigns of any of the foregoing (the “Purchaser Indemnified Parties”) against, and agrees to hold such Purchaser Indemnified Parties harmless from, all losses, costs, damages, liabilities, claims, demands, judgments, fines, settlements, fees and expenses, whether governmental or non-governmental (including reasonable fees and expenses of counsel and reasonable expenses of investigation) (collectively, “Losses”), incurred resulting from: (i) any inaccuracy of any representation or warranty made by Seller in Article III of this Agreement, the Seller Bring Down Certificate or in the Ancillary Agreements; (ii) any breach of any covenant or agreement on the part of Seller under this Agreement; and (iii) any Retained Liabilities.  The amount that Seller is or may be required to pay to any Purchaser Indemnified Party pursuant to this Section 9.1(a) shall be (A) reduced (including retroactively) by (y) any insurance proceeds or other amounts actually recovered by or on behalf of such

Purchaser Indemnified Party in reduction of the related Loss, (net of any Tax detriment suffered by that Purchaser Indemnified Party with respect to such proceeds or amounts) and (z) any Tax benefit that such Purchaser Indemnified Party actually realizes as a result of the incurrence of Losses for which indemnification is sought and (B) increased (including retroactively) by any Tax detriment that Purchaser Indemnified Party actually suffers as a result of the receipt or accrual of indemnity payments hereunder.  If a Purchaser Indemnified Party shall have received the payment required by this Agreement from Seller in respect of any Loss and shall subsequently actually receive insurance proceeds in respect of such Loss, then such Purchaser Indemnified Party shall pay to Seller a sum equal to the amount of such insurance proceeds actually received.  Purchaser agrees that indemnification pursuant to this Article IX, subject to all limitations on such indemnification set forth in this Agreement, shall be the sole and exclusive remedy and means of recovery by Purchaser against Seller or any of its Affiliates with respect to any claim or action seeking damages or any other form of monetary relief brought by Purchaser; provided, that notwithstanding the foregoing, Purchaser shall retain the right to seek equitable and injunctive relief as a remedy in respect of violations of Sections 5.2(c), 5.2(d), 5.7(a), 5.8 and 5.13.  The rights to indemnification set forth in this Section 9.1(a) shall not be affected by (i) any investigation conducted by or on behalf of Purchaser or any knowledge acquired (or capable of being acquired) by Purchaser, whether before or after the date of this Agreement or the Closing Date, with respect to the inaccuracy or noncompliance with any representation, warranty, covenant or obligation which is the subject of indemnification hereunder, or (ii) any waiver by Purchaser of any closing condition relating to the accuracy of any representations and warranties or the performance of or compliance with agreements and covenants.

(b)

Indemnification by Purchaser. Subject to the limitations set forth in Sections 9.1(c) and (d), Purchaser agrees to indemnify Seller, its Affiliates, their respective directors, officers, employees and agents and each of the successors and assigns of any of the foregoing (the “Seller Indemnified Parties”) against, and agrees to hold such Seller Indemnified Parties harmless from, all Losses incurred resulting from: (i) any inaccuracy of any representation or warranty made by Purchaser or Guarantor in Article IV of this Agreement, the Purchase/Guarantor Bring Down Certificate or in the Ancillary Agreements; (ii) any breach of any covenant or agreement on the part of Purchaser or Guarantor under this Agreement; and (iii) any Assumed Liabilities.  The amount that Purchaser is or may be required to pay to any Seller Indemnified Party pursuant to this Section 9.1(b) shall be (A) reduced (including retroactively) by (y) any insurance proceeds or other amounts actually recovered by or on behalf of such Seller Indemnified Party in reduction of the related Loss, (net of any Tax detriment suffered by that Seller Indemnified Party with respect to such proceeds or amounts) and (z) any Tax benefit that such Seller Indemnified Party actually realizes as a result of the incurrence of Losses for which indemnification is sought and (B) increased (including retroactively) by any Tax detriment that Seller Indemnified Party actually suffers as a result of the receipt or accrual of indemnity payments hereunder.    If a Seller Indemnified Party shall have received the payment required by this Agreement from Purchaser in respect of any Loss and shall subsequently actually receive insurance proceeds in respect of such Loss, then such Seller Indemnified Party shall pay to Purchaser a sum equal to the amount of such insurance proceeds actually received.  Seller agrees that indemnification pursuant to this Article IX, subject to all limitations on such indemnification set forth in this Agreement, shall be the sole and exclusive remedy and means of recovery by Seller against Purchaser and its Affiliates with respect to any claim or action seeking damages or any other form of monetary relief brought by Seller; provided, that notwithstanding the foregoing, Seller shall retain the right to seek equitable and injunctive relief as a remedy in respect of violations of Sections 5.2(c), 5.7(b) and 5.13.  The rights to indemnification set forth in this Section 9.1(b) shall not be affected by (i) any investigation conducted by or on behalf of Seller or any knowledge acquired (or capable of being acquired) by Seller, whether before or after the date of this Agreement or the Closing Date, with respect to the inaccuracy or noncompliance with any representation, warranty, covenant or obligation which is the subject of indemnification hereunder, or (ii) any waiver by Seller of any closing condition relating to the accuracy of any representations and warranties or the performance of or compliance with agreements and covenants..

(c)

Monetary Limits.

(i)

Seller shall have no obligation to indemnify the Purchaser Indemnified Parties with respect to any inaccuracy of any representation or warranty made by Seller in Article III of this Agreement (other than those made in Sections 3.1, 3.2 and 3.14) until such time as the aggregate amount of the Losses claimed by the Purchaser Indemnified Parties against Seller in respect of such inaccuracies pursuant to Section 9.1(a) exceeds $1,000,000, at which point Seller shall become liable for aggregate Losses in excess of $500,000.  The obligations of Seller to indemnify Purchaser Indemnified Parties with respect to such inaccuracies pursuant to Section 9.1(a) shall be limited to an aggregate amount equal to the sum of (A) $30,000,000, and (B) the lesser of (1) $10,000,000, and (2) the Earnout Payment.  This Section 9.1(c)(i) shall not apply to claims or actions under Section 9.1(a)(ii) or (iii) or to matters arising in respect of Sections 3.1 (Organization and Qualification), 3.2 (Authorization and Validity of Agreement) or 3.14 (Ownership of Assets).

(ii)

Purchaser shall have no obligation to indemnify the Seller Indemnified Parties with respect to any inaccuracy of any representation or warranty made by Purchaser or Guarantor in Article IV of this Agreement (other than those made in Sections 4.1 and 4.2) until such time as the aggregate amount of the Losses claimed by the Seller Indemnified Parties against Purchaser or Guarantor in respect of such inaccuracies pursuant to Section 9.1(b) exceeds $1,000,000, at which point Purchaser shall become liable for aggregate Losses in excess of $500,000.  The obligations of Purchaser to indemnify Seller Indemnified Parties with respect to such inaccuracies pursuant to Section 9.1(b) shall be limited to an aggregate amount equal to the sum of (A) $30,000,000, plus (B) the lesser of (1) $10,000,000, and (2) the Earnout Payment.  This Section 9.1(c)(ii) shall not apply to claims or actions under Section 9.1(b)(ii) or (iii) or to matters arising in respect of Sections 4.1 (Corporate Organization) or 4.2 (Authorization and Validity of Agreement).

(d)

Time Limits.  Notwithstanding anything herein to the contrary and except as otherwise provided in this Section 9.1(d), neither party to this Agreement shall be obligated to make indemnification payments under this Section 9.1 with respect to Losses incurred unless the Indemnitee (as defined below) shall have delivered to the Indemnitor (as defined below) written notification, specifying with particularity and detail the nature thereof, (i) except as provided below, in the case of any inaccuracy in any material respect of any representation or warranty, on or before 18 months following the Closing Date, and (ii) in the case of any breach of any covenant or agreement, on or before 18 months following the expiration of such covenant or agreement in accordance with this Agreement.  The limitations in this Section 9.1(d) shall not apply to the representations and warranties set forth in Sections 3.1 (Organization and Qualification); 3.2 (Authorization and Validity of Agreement); 3.14 (Ownership of Assets); 4.1 (Corporate Organization) or 4.2 (Authorization and Validity of Agreement).

(e)

Materiality.  Solely for purposes of establishing whether any matter is indemnifiable pursuant to Sections 9.1(a) or 9.1(b), the accuracy of the representations and warranties made by Seller, Purchaser or Guarantor, as the case may be, shall be determined without giving effect to the qualifications to such representations and warranties concerning knowledge, materiality or Material Adverse Effect, as applicable.

(f)

Procedure.

(i)

Purchaser, on the one hand, and Seller, on the other hand, each agree to notify promptly each other if either of them becomes aware of any Losses with respect to which indemnity may be asserted under this Article IX (hereinafter referred to for purposes of this Section 9.1(f) as a “claim”), provided that failure to notify the indemnifying party shall not relieve such party from liability except to the extent such party is materially prejudiced thereby.

(ii)

The party entitled to indemnity (the “Indemnitee”) shall permit the party responsible for such indemnity (the “Indemnitor”) to assume, by giving written notice to the Indemnitee within 45 calendar days after receipt of notice of such claim, the defense of any such claim or any Litigation resulting from such claim at its own cost and, at its own expense, to employ counsel reasonably acceptable to the Indemnitee.  If the Indemnitor assumes the defense of any such claim or Litigation resulting therefrom, the Indemnitee may participate, at its expense, in the defense of such claim or Litigation; provided, however, that the Indemnitor shall direct and control the defense of such claim or Litigation to the extent related to its indemnification obligation; and provided further, however, that, if the Indemnitor proposes that the same counsel represent both the Indemnitee and the Indemnitor and representation of both parties by the same counsel is subject to a conflict of interest in the reasonable conclusion of the Indemnitee upon the advice of legal counsel, then the Indemnitee shall have the right to retain its own counsel at the cost and expense of the Indemnitor.  The Indemnitor shall not consent to any settlement or to the entry of any judgment which does not include a complete release of the Indemnitee, from all liability with respect thereto or which imposes any liability or obligation on the Indemnitee, other than an obligation to pay money which will be satisfied by the Indemnitor, without the written consent of the Indemnitee, which shall not be unreasonably withheld, conditioned or delayed.  The Indemnitee shall make available to the Indemnitor all records and other materials in the possession or under the control of the Indemnitee and required by the Indemnitor in defending any such claim, and shall in all respects give reasonable cooperation in such defense.

(iii)

If the Indemnitor shall not assume the defense of any such claim or Litigation resulting therefrom, by giving written notice to the Indemnitee within 45 calendar days of receipt of notice of such claim, the Indemnitee may defend against such claim or Litigation in a reasonable and customary manner.  The Indemnitee shall not consent to entry of any judgment or enter into any settlement of such claim or Litigation without the written consent of the Indemnitor, which consent shall not be unreasonably withheld, conditioned or delayed.  The Indemnitor shall promptly reimburse the Indemnitee from time to time for any and all amounts reasonably paid for or incurred by the Indemnitee and for which the Indemnitor is obligated pursuant to this Article IX, upon submission by the Indemnitee of a statement reflecting the basis upon which such amounts are sought and the computation of such amounts.

(g)

The parties agree that any payment made under this Article IX shall be treated by such parties as an adjustment to the Purchase Price.

ARTICLE X

MISCELLANEOUS

10.1

Assignment.  Neither this Agreement nor any of the rights, interests or obligations of any party hereunder may be assigned by any of the parties hereto without the prior written consent of the other parties.

10.2

Binding Effect.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

10.3

Notices.  All notices, requests, demands, consents and other communications given or required to be given under this Agreement and under the related documents shall be in writing and delivered to the applicable party at the address indicated below:

If to Purchaser:

Legg Mason Investment Counsel, LLC

100 Light Street

34th Floor

Attention:  Deepak Chowdhury

Facsimile:  (410) 454-5959

With a copy to:

Legg Mason, Inc.

100 Light Street

23rd Floor

Baltimore, MD 21202

Attention:  General Counsel

Facsimile:  (410) 454-4607

and:

Wilmer Cutler Pickering Hale and Dorr LLP
100 Light Street
13th Floor
Baltimore, MD 21202
Attention:  John B. Watkins
Facsimile: (410) 986-2828

If to Seller:

Deutsche Investment Management Americas Inc.

280 Park Avenue

New York, New York  10017

Attention:  Gloria Nelund

Facsimile:  (212) 454-3976

With a copy to:

Deutsche Investment Management Americas Inc.

280 Park Avenue

New York, New York  10017

Attention:  Legal Department

Facsimile: (212) 454-0069

and

Deutsche Bank AG

60325 Frankfurt, Germany

Attention:  Corporate Development (AfK)

Facsimile:  +49 (69) 91035969

or, as to each party at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 10.3.  All notices may be sent by facsimile, or registered or certified mail, return receipt requested, postage prepaid.  Notice shall be effective upon actual receipt thereof.

10.4

Incorporation.  All Exhibits and Schedules attached hereto and to which reference is made herein are incorporated by reference as if fully set forth herein.

10.5

Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in that state.

10.6

Consent to Jurisdiction.  The parties hereto agree that any suit, action or proceeding brought by Seller or Purchaser seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal or state court located in New York County, New York and submits to the exclusive jurisdiction of any such court in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Agreement or the transactions contemplated hereby; provided, however, that any dispute in respect of the Earnout Payment shall be resolved by the Expert in accordance with Section 2.1(e)(iv).  Each party hereto irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

10.7

Waiver of Jury Trial.  THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT THEY MAY HAVE TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION, OR IN ANY LEGAL PROCEEDING, DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY).  EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OF THE OTHER PARTIES HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ANY SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO

ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.8

Entire Agreement; Amendment.  This Agreement, including all Schedules and Exhibits hereto, and the Confidentiality Agreement together contain the entire understanding of and all agreements between the parties hereto with respect to the subject matter hereof and supersede any prior or contemporaneous agreements or understandings, oral or written, pertaining to any such matters which agreements or understandings shall be of no force or effect for any purpose.  To the extent there is any conflict between any provision hereof and any provision in the Confidentiality Agreement, this Agreement shall control.  Disclosure by a party on any one of the Schedules constitutes disclosure on each of such party’s other Schedules but only to the extent that the applicability of the disclosure is or should be reasonably apparent to the other party.  This Agreement may not be amended or supplemented in any manner except by mutual agreement of the parties hereto and as set forth in a writing signed by them or their respective successors in interest.

10.9

Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.10

Waiver.  Any term, condition or provision of this Agreement may be waived to the extent permitted by Law in writing at any time by the party that is entitled to the benefits thereof.  The waiver of any breach of any provision under this Agreement by any party shall not be deemed to be a waiver of any preceding or subsequent breach under this Agreement.  No such waiver shall be effective unless in writing.

10.11

Expenses.  Unless specifically provided in this Section 10.11 or otherwise in this Agreement, each party shall bear and pay all costs and expenses which it incurs, or which may be incurred on its behalf, in connection with this Agreement and the transactions contemplated hereby, including the expenses, fees and costs incurred in connection with necessary approvals of Regulatory Agencies.

10.12

Third Party Beneficiaries.  The parties hereto intend that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto.

10.13

Severability.  If any provision of this Agreement, as applied to any part or circumstance, shall be adjudged by a court of competent jurisdiction to be void, invalid or unenforceable, the same shall in no way affect any other provision of this Agreement, the application of any such provision and any other circumstances or the validity or enforceability of the other provisions of this Agreement.

10.14

Specific Performance.  Each of the parties hereto acknowledges and agrees that in the event of any breach of Sections 5.2(c), 5.2(d), 5.7(a), 5.8, or 5.13each non-breaching party would be irreparably and immediately harmed and could not be made whole by monetary damages.  It is accordingly agreed that the parties hereto (a) will waive, in any action for specific performance, the defense of adequacy of a remedy at law and (b) shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to compel specific performance of Sections 5.2(c), 5.2(d), 5.7(a), 5.8 or 5.13 in any action instituted hereunder.

10.15

Good Faith.  Each of the parties agrees to act hereunder in accordance with good faith and fair dealing and otherwise to take such further actions as may be required to effectuate the intents and purposes of this Agreement.

Schedule 5.21

IN WITNESS WHEREOF, the parties hereto have caused this Asset Purchase Agreement to be duly executed as of the date first above written.

LEGG MASON INVESTMENT COUNSEL, LLC

By

Name:
Title:

LEGG MASON, INC.

By

Name:
Title:

DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.

By

Name:
Title:

By

Name:
Title: